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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Kraft Foods Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KRAFT FOODS INC.

LOUIS C. CAMILLERI CHAIRMAN OF THE BOARD	THREE LAKES DRIVE NORTHFIELD, IL 60093
March 10, 2006

Dear Fellow Stockholder:

We cordially invite you to attend the 2006 Annual Meeting of Stockholders of Kraft Foods Inc. We will hold the meeting at 9:00 a.m. on Tuesday, April 25, 2006, at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey.

At the meeting, we will vote on the election of nine directors, ratification of the selection of independent auditors, approval of a new stock compensation plan, and, if properly presented, one proposal from stockholders. We will also report on the Company's business, and stockholders will have an opportunity to ask questions.

Only stockholders of record on March 1, 2006 may attend the annual meeting. Stockholders attending the meeting must present a site pass to gain access to the grounds where the Kraft Foods Inc. Robert M. Schaeberle Technology Center is located. If you are a stockholder and plan to attend the meeting, you MUST request a site pass by April 18, 2006 by writing to the Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093 or by faxing your request to the Corporate Secretary at 847-646-2950. If your shares are not registered in your name, you must also send evidence of your stock ownership on March 1, 2006 with your letter. You can obtain this evidence from your bank or brokerage firm. We will mail the site pass to you in advance of the meeting. In addition, if you plan to attend the meeting, please bring government-issued photographic identification.

The meeting facilities will open at 7:30 a.m. We suggest you arrive early to facilitate your registration and security clearance. Those needing special assistance at the meeting should write the Corporate Secretary at Three Lakes Drive, Northfield, Illinois 60093. For your comfort and security, we will not permit any packages, briefcases, large pocketbooks or bags in the meeting. We also do not allow cellular and digital phones, audio tape recorders, laptops, video and still cameras, pagers and pets into the meeting.

Attached you will find a notice of meeting and proxy statement that contains additional information about the meeting, including the methods that you can use to vote your proxy, such as telephone or Internet.

Your vote is important to us. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Sincerely,

For further information about the Annual Meeting,
please call 1-866-655-7238.

KRAFT FOODS INC.
Three Lakes Drive
Northfield, Illinois 60093

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
OF KRAFT FOODS INC.

TIME:	9:00 a.m. on Tuesday, April 25, 2006
PLACE:	Kraft Foods Inc. Robert M. Schaeberle Technology Center 188 River Road, East Hanover, New Jersey
ITEMS OF BUSINESS:	(1)	To elect nine directors;
	(2)	To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2006;
	(3)	To approve the 2006 Stock Compensation Plan for Non-Employee Directors;
	(4)	To vote on one stockholder proposal, if properly presented at the meeting; and
	(5)	To transact other business properly coming before the meeting.
WHO CAN VOTE:	You can vote if you were a stockholder of record on March 1, 2006.
2005 ANNUAL REPORT:	We have enclosed a copy of our 2005 Annual Report.
DATE OF MAILING:	We are first mailing this notice, the proxy statement, and the accompanying proxy card to stockholders on or around March 24, 2006.
Marc S. Firestone Executive Vice President, General Counsel and Corporate Secretary

March 10, 2006

WE URGE EACH STOCKHOLDER TO SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY OR TO USE TELEPHONE OR INTERNET VOTING. SEE OUR QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE YOUR SHARES OF COMMON STOCK IN PERSON.

PLEASE NOTE THAT YOU MUST SUBMIT A REQUEST FOR AN ADMISSION TICKET TO ATTEND THE MEETING. TO OBTAIN AN ADMISSION TICKET, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON PAGE 2 IN RESPONSE TO QUESTION 4.

KRAFT FOODS INC.
Three Lakes Drive
Northfield, Illinois 60093

March 10, 2006

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 25, 2006

Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2006 Annual Meeting of Stockholders of Kraft Foods Inc. at 9:00 a.m., at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey. The proxies also may be voted at any adjournments or postponements of the meeting.

We are first sending the proxy materials to stockholders on or around March 24, 2006.

If you deliver a properly executed written proxy, or submit a properly completed proxy by telephone or the Internet, that proxy will be voted at the meeting in accordance with the directions given in the proxy, unless you revoke the proxy before the meeting.

Only stockholders of record of shares of common stock at the close of business on March 1, 2006 are entitled to notice of and to vote at the meeting, or at adjournments or postponements of the meeting. Each stockholder of record of Class A Common Stock and Class B Common Stock at the close of business on March 1, 2006 is entitled to vote on all matters to come before the meeting. Holders of Class A Common Stock will be entitled to one vote for each share held. On March 1, 2006, 488,625,533 shares of Class A Common Stock were outstanding, of which Altria Group, Inc. ("Altria Group") held 276,521,185. Holders of Class B Common Stock will be entitled to ten votes for each share held. On March 1, 2006, Altria Group held all of the 1,180,000,000 shares of Class B Common Stock that were outstanding.

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

1.     WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that written document also is called a proxy or a proxy card.

2.     WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2006 Annual Meeting of Stockholders is March 1, 2006. The Board of Directors established the record date, as required by Virginia law. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

  (a)
  receive notice of the meeting; and

  (b)
  vote at the meeting and any adjournments or postponements of the meeting.

3.     WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder. If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. Question 16 describes brokers' discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.     HOW DO I OBTAIN ADMISSION TO THE MEETING?

To obtain admission to the meeting, you must request a site pass. Because seating is limited, you may bring only one guest. In addition, all meeting attendees must present government-issued photographic identification at the meeting. Please submit your request for a site pass by April 18, 2006 by writing to the Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093 or by faxing your request to the Corporate Secretary at 847-646-2950. Please include the following information:

  (a)
  your name and mailing address;

  (b)
  whether you need special assistance at the meeting;

  (c)
  the name of your guest, if any; and

  (d)
  if your shares are not registered in your name, evidence of your stock ownership as of March 1, 2006. You can obtain this evidence from your bank or broker.

5.     WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

  (a)
  In Writing: You can vote by mailing your completed proxy card (if you are a registered stockholder) or your completed vote instruction form (if you are a street name holder). Your vote by mail must be received by the close of voting at the meeting on April 25, 2006.

  (b)
  By Telephone and Internet Proxy: If you are a registered stockholder, you also can vote by touchtone telephone from the United States and Canada, using the toll-free telephone number on your proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. If you are a street name holder, you may vote by telephone or the Internet if your bank or broker makes those methods available to you by enclosing instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders'

    identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. Your vote by telephone or Internet must be received by 11:59 p.m. (ET), April 24, 2006.

  (c)
  In Person: All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy from their bank or broker).

6.     HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

  (a)
  giving written notice to the Corporate Secretary of the Company;

  (b)
  delivering a later-dated proxy; or

  (c)
  voting in person at the meeting.

7.     ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will continue our long-standing practice of holding the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.     WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2007 Annual Meeting of Stockholders, stockholders may:

  (a)
  vote in favor of all nominees;

  (b)
  vote to withhold votes as to all nominees; or

  (c)
  withhold votes as to specific nominees.

Directors will be elected by a plurality of the votes cast.

The Board recommends a vote "FOR" all of the nominees.

9.     WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS, AND WHAT VOTE IS NEEDED TO RATIFY THE SELECTION?

When voting on the ratification of the selection of auditors for the Company, stockholders may:

  (a)
  vote in favor of the ratification;

  (b)
  vote against the ratification; or

  (c)
  abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast "FOR" exceed the votes cast "AGAINST."

The Board recommends a vote "FOR" this proposal.

10.  WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE APPROVAL OF THE 2006 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS, AND WHAT VOTE IS NEEDED TO APPROVE THE PLAN?

When voting on the approval of the 2006 Stock Compensation Plan for Non-Employee Directors (the "Plan"), stockholders may:

  (d)
  vote in favor of the approval of the Plan;

  (e)
  vote against the approval of the Plan; or

  (f)
  abstain from voting on the approval of the Plan.

The Plan will be approved if the votes cast "FOR" exceed the votes cast "AGAINST."

The Board recommends a vote "FOR" this proposal.

11.  WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE STOCKHOLDER PROPOSAL, IF PROPERLY PRESENTED AT THE MEETING, AND WHAT VOTE IS NEEDED TO APPROVE THE STOCKHOLDER PROPOSAL?

When voting on the stockholder proposal, if properly presented, stockholders may:

  (a)
  vote in favor of the proposal;

  (b)
  vote against the proposal; or

  (c)
  abstain from voting on the proposal.

The stockholder proposal will be approved if the votes cast "FOR" the proposal exceed the votes cast "AGAINST."

The Board recommends a vote "AGAINST" this proposal.

12.  WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

You should specify your choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all director nominees, FOR the proposal to ratify the selection of independent auditors, FOR the approval of the Plan, and AGAINST the stockholder proposal.

13.  WHO IS ENTITLED TO VOTE?

Each stockholder of record of Class A Common Stock and Class B Common Stock at the close of business on March 1, 2006, is entitled to vote on all matters to come before the meeting. Holders of Class A Common Stock will be entitled to one vote for each share held. On March 1, 2006, 488,625,533 shares of Class A Common Stock were outstanding, of which Altria Group held 276,521,185. Holders of Class B Common Stock will be entitled to ten votes for each share held. On March 1, 2006, Altria Group held all of the 1,180,000,000 shares of Class B Common Stock that were outstanding.

14.  HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

15.  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers, banks, and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker, bank, and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company,

N.A., P.O. Box 43069, Providence, RI 02940. You can reach Computershare at 1-866-655-7238 (from within the United States and Canada) or 1-781-575-3500 (from outside the United States).

16.  WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange ("NYSE") rules to vote shares for which their customers do not provide voting instructions on certain "routine" matters.

NYSE rules deem the election of directors and the ratification of the selection of independent auditors as routine matters for which brokerage firms may vote unvoted shares. NYSE rules do not deem the other proposals to be voted on at our meeting as routine. When a proposal is not a routine matter, and the beneficial owner of shares has not provided voting instructions to the brokerage firm with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

17.  ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

18.  MAY STOCKHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. The Chairman will answer stockholders' questions of general interest during a designated portion of the meeting. In order to provide an opportunity for everyone who wishes to speak, stockholders will be limited to two minutes. Stockholders may speak a second time only after all others who wish to speak have had their turn. We request that stockholders direct questions and comments to the Chairman and confine their remarks to matters that relate directly to the business of the meeting.

19.  HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 1, 2006, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

BOARD OF DIRECTORS

Board of Directors

The primary responsibility of the Board of Directors (the "Board") is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

The Board typically holds regular meetings in January, March, April, June, August, October, and December and holds special meetings when necessary. The Board's organizational meeting follows immediately after each Annual Meeting of Stockholders. The Board holds one of its regular meetings at an offsite location for several days each year to review the Company's strategic plan. The Board held seven meetings in 2005. The Company expects directors to attend Board meetings, the Annual Meeting of Stockholders, and meetings of the Committees on which the directors serve, with the understanding that occasionally a director may be unable to attend a meeting. All nominees for director who were serving as directors at the time of the 2005 Annual Meeting of Stockholders attended that meeting, and all nominees for director who served as directors during 2005 attended at least 75% of the aggregate number of meetings of the Board and all Committees of the Board on which they served.

The Board has adopted Corporate Governance Guidelines, which were recently amended as a result of the Board's annual review of the Corporate Governance Guidelines. The revised Corporate Governance Guidelines are attached as Exhibit A to this proxy statement. In addition, the Company has adopted a code of ethics as defined in Item 406 of Regulation S-K, which code applies to all of its employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Company has also adopted a code of business conduct and ethics that applies to the members of the Board. All of these materials are available on the Company's website, www.kraft.com, and will be provided free of charge to any stockholder requesting a copy by writing to the Company's Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093. The information on the Company's website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

Executive Sessions of the Board

Non-management directors meet in regularly scheduled sessions following each Board meeting without any members of management being present. At least once each year, the Board will hold an executive session at which only those directors who meet the independence standards of the New York Stock Exchange are present. In lieu of a regularly presiding director, the Chairman presides over the executive sessions of the non-management directors and the Chairman of the Audit Committee presides over the executive sessions of the independent directors.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to Non-Management Directors, Board of Directors, Kraft Foods Inc., Three Lakes Drive, Northfield, IL 60093 or to Kraft-Board@kraft.com. The non-management directors have established procedures for the handling of communications from stockholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. The Corporate Secretary forwards all communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees to the non-management directors and communications that relate to matters that are within the responsibility of one of the Board Committees to the chair of the appropriate Committee. The Corporate Secretary forwards communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities, such as consumer complaints, to the appropriate employee. The Corporate Secretary does not forward solicitations, junk mail and obviously frivolous or inappropriate communications but makes these communications available to any non-management director who wishes to review them.

Committees of the Board

The Board has established three Committees of the Board to assist it with the performance of its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Board designates the members of these Committees and the Committee chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendation of the Nominating and Governance Committee. The Board has adopted written charters for these Committees. The chair of each Committee, with input from management and the other members of that Committee, develops the agenda for that Committee and determines the frequency and length of Committee meetings.

The Audit Committee consists entirely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Its responsibilities, which include the approval of material transactions with Altria Group, are set forth in the Audit Committee Charter, which was recently amended as a result of the Audit Committee's annual review of its charter. The revised Audit Committee Charter is included as Exhibit B to this proxy statement and is also available on the Company's website at www.kraft.com. The Audit Committee's report appears on page 12 of this proxy statement. The Audit Committee met ten times in 2005. The current members of the Audit Committee are: Mr. Pope (chair), Dr. Lerner, Ms. Schapiro, and Ms. Wright.

The Board has determined that all members of the Audit Committee are financially literate and that Mr. Pope is an "audit committee financial expert" within the meaning of the regulations of the Securities and Exchange Commission. No member of the Audit Committee received any payments in 2005 from the Company or its subsidiaries other than compensation received as a director of the Company. In addition, because Mr. Pope serves on the audit committees of more than three public companies, pursuant to the listing standards of the NYSE, and after reviewing meeting attendance records and other matters it deemed relevant, the Board has determined that such simultaneous service on such audit committees does not impair Mr. Pope's ability to serve effectively on the Company's Audit Committee.

The Compensation Committee consists entirely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE. Its responsibilities are set forth in the Compensation Committee Charter, which was recently amended as a result of the Compensation Committee's annual review of its charter. The revised Compensation Committee Charter is included as Exhibit C to this proxy statement and is also available on the Company's website at www.kraft.com. The Compensation Committee's Report on Executive Compensation appears on pages 18 to 22 of this proxy statement. The Compensation Committee met four times in 2005. Until January 25, 2005, the Company had a combined Compensation and Governance Committee, which met one time in 2005. The current members of the Compensation Committee are: Mr. Farrell (chair), Mr. Bennink, Mr. Pope, and Ms. Wright. Mr. Farrell has declined to be nominated for reelection to the Company's Board of Directors.

The Nominating and Governance Committee consists entirely of non-management directors, all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE. Its responsibilities are set forth in the Nominating and Governance Committee Charter, which was recently amended as a result of the Nominating and Governance Committee's annual review of its charter. The revised Nominating and Governance Committee Charter is included as Exhibit D to this proxy statement and is also available on the Company's website at www.kraft.com. The Nominating and Governance Committee met four times in 2005. Until January 25, 2005, the Company had a combined Compensation and Governance Committee, which met one time in 2005. The current members of the Nominating and Governance Committee are: Ms. Schapiro (chair), Mr. Bennink, Mr. Farrell, and Dr. Lerner. As indicated above, Mr. Farrell has declined to be nominated for reelection to the Company's Board of Directors.

ELECTION OF DIRECTORS

Process for Nominating Directors

The Nominating and Governance Committee is responsible for identifying and evaluating nominees for director, other than the nominees designated by Altria Group (see "Director Nominations Controlled by Altria Group"), and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders.

In evaluating the suitability of individuals for Board membership, the Nominating and Governance Committee takes into account many factors, including whether the individual meets requirements for independence; the individual's general understanding of the various disciplines relevant to the success of a large publicly traded company in today's global business environment; the individual's understanding of the Company's global businesses and markets; the individual's professional expertise and educational background; and other factors that promote diversity of views and experience. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board. The Nominating and Governance Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Nominating and Governance Committee may identify certain skills or attributes (e.g. financial experience, global business experience) as being particularly desirable to help meet specific Board needs that have arisen.

In identifying potential candidates for Board membership, the Nominating and Governance Committee relies on suggestions and recommendations from the Board, stockholders, management and others. From time to time, the Nominating and Governance Committee also retains search firms to assist it in identifying potential candidates for director. Stockholders wishing to suggest candidates to the Nominating and Governance Committee for consideration as directors must submit a written notice to the Corporate Secretary, who will provide it to the Nominating and Governance Committee. The Nominating and Governance Committee does not distinguish between nominees recommended by stockholders and other nominees. The Company's By-Laws set forth the procedures a stockholder must follow to nominate directors. These procedures are summarized in this proxy statement under the caption "2007 Annual Meeting."

Director Nominations Controlled by Altria Group

Under the terms of a corporate agreement entered into between the Company and Altria Group, so long as Altria Group owns shares representing 50% or more of the voting power of the Company's outstanding common stock, Altria Group has the right to designate for nomination three members of the Board, including the Chairman of the Board. Altria Group also has the right to fill any vacancy resulting from an Altria Group designee's ceasing to serve on the Board. Altria Group's designees on the Board are currently Mr. Camilleri, Mr. Devitre, and Mr. Wall.

The Nominees

It is proposed that nine directors be elected to hold office until the next Annual Meeting of Stockholders or until their successors have been elected. The Nominating and Governance Committee has recommended to the Board, and the Board has approved, the persons named, and, unless otherwise marked, proxies will be voted for such persons. All of the nominees currently serve as a director, and stockholders elected all of the directors at the 2005 Annual Meeting. Mr. Farrell, a current member of the Company's Board of Directors, has declined to be nominated for reelection to the Board.

The Board has determined that each of the following nominees for director is independent in that such nominee has no material relationship with the Company: Jan Bennink, Richard A. Lerner, M.D., John C. Pope, Mary L. Schapiro, and Deborah C. Wright. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in Annex A to the Corporate Governance Guidelines included as Exhibit A to this proxy statement. Each of the above-named nominees qualifies as independent under these standards.

Although the Company does not anticipate that any of the persons named below will be unable or unwilling to stand for election, proxies, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, instead of designating a substitute, the Board may amend the Company's By-Laws to reduce the number of directors.

Jan Bennink Director since December 2004 Age: 49
Mr. Bennink has been CEO and Chairman of the Executive Board of Royal Numico N.V., a market leader in infant and clinical nutrition, since 2002. Prior to that time, he served as Senior Vice President of Dairy for Group Danone from 1997 until 2002. Mr. Bennink is also a member of the Advisory Council of ABN Amro Holding N.V. Mr. Bennink is a member of the Compensation Committee and the Nominating and Governance Committee.

Louis C. Camilleri Chairman and Chief Executive Officer, Altria Group, Inc., New York, New York Director since March 2001 Age: 51
Mr. Camilleri has been Chairman of the Board of Directors of Altria Group since September 2002 and Chief Executive Officer of Altria Group since April 2002, having previously served as Senior Vice President and Chief Financial Officer of Altria Group since November 1996. Mr. Camilleri has been employed continuously by Altria Group and its subsidiaries since 1978. Mr. Camilleri has served as Chairman of the Company's Board since August 2002. He is a member of the New York Stock Exchange Board of Executives.

Roger K. Deromedi Chief Executive Officer Director since March 2001 Age: 52
Mr. Deromedi was elected Chief Executive Officer of the Company in December 2003. Prior to that time, he had been co-Chief Executive Officer of the Company since 2001 and President and Chief Executive Officer of Kraft Foods International, Inc. since 1999. Mr. Deromedi has been employed continuously by the Company and its subsidiaries and predecessor, General Foods Corporation, in various capacities since 1977, including service as Executive Vice President and General Manager of the Company's Cheese Division, Executive Vice President and General Manager of its Specialty Products Division, Group Vice President, Kraft Foods International, Inc. and President of its Asia Pacific and Western Europe regions. Mr. Deromedi is also a member of the Stanford University Graduate School of Business Advisory Council, the Board of Trustees of the Chicago Field Museum of Natural History, and the Civic Committee of the Chicago Commercial Club.

Dinyar S. Devitre Senior Vice President and Chief Financial Officer, Altria Group, Inc., New York, New York Director since August 2002 Age: 58
Mr. Devitre has been Senior Vice President and Chief Financial Officer of Altria Group since April 2002. From April 2001 to March 2002, he acted as a private business consultant. From January 1998 to March 2001, Mr. Devitre was Executive Vice President at Citigroup Inc. in Europe. Before his assignment at Citigroup, Mr. Devitre's career with the Altria Group family of companies spanned a 27-year period in which he served in a variety of positions. Mr. Devitre is a Director of Lincoln Center Inc. and a trustee of the Asia Society Inc.

Richard A. Lerner, M.D. Director since January 2005 Age: 67
Dr. Lerner has been President of The Scripps Research Institute, a private, non-profit biomedical research organization, since 1986. Dr. Lerner is a member of numerous scientific associations, including the National Academy of Science and the Royal Swedish Academy of Sciences. He is also on the Board of Directors for Xencor, a privately held biotechnology company, and serves on the Scientific Advisory Boards of Senomyx and Dyadic, two biotechnology companies. Dr. Lerner is a member of the Audit Committee and the Nominating and Governance Committee.

John C. Pope Chairman, PFI Group, LLC, Lake Forest, Illinois Director since July 2001 Age: 56
Mr. Pope is Chairman of PFI Group, LLC, a financial management firm that invests primarily in venture capital and private equity opportunities, and Waste Management, Inc., a waste collection and disposal firm. From December 1995 to November 1999, Mr. Pope was Chairman of the Board of MotivePower Industries, Inc., a NYSE-listed manufacturer and remanufacturer of locomotives and locomotive components. Prior to joining MotivePower Industries, Inc., Mr. Pope served in various capacities with United Airlines and its parent, UAL Corporation, including as a Director, Vice Chairman, President, Chief Operating Officer, Chief Financial Officer, and Executive Vice President, Marketing and Finance. Prior to that time, he served as Senior Vice President of Finance, Chief Financial Officer and Treasurer for American Airlines and its parent, AMR Corporation. He also serves on the boards of CNF, Inc., Dollar Thrifty Automotive Group Inc., Federal-Mogul Corporation, R.R. Donnelley & Sons Co. and Waste Management, Inc., and is a member of the Board of Trustees of the John G. Shedd Aquarium in Chicago and Chairman of its Finance and Investment Committees. Mr. Pope is chair of the Audit Committee and a member of the Compensation Committee.

Mary L. Schapiro Vice Chairman, NASD, Inc., and President, Regulatory Policy and Oversight, Washington, D.C. Director since July 2001 Age: 50
Ms. Schapiro assumed her current position with NASD, Inc., the world's largest private sector regulator of securities markets, in May 2002, having previously held the position of President of NASD Regulation, Inc. since 1996. Prior to joining NASD, she was chair of the Commodity Futures Trading Commission and a Commissioner of the Securities and Exchange Commission. Ms. Schapiro also serves on the Board of Directors of Cinergy Corp., where she is Chair of its Audit Committee. She is a member of the Board of Trustees and a member of the Audit Committee of Franklin and Marshall College. Ms. Schapiro is chair of the Nominating and Governance Committee and a member of the Audit Committee.

Charles R. Wall Senior Vice President and General Counsel, Altria Group, Inc., New York, New York Director since August 2002 Age: 60
Mr. Wall is Senior Vice President and General Counsel of Altria Group, a position that he assumed in February 2000. Mr. Wall has been employed continuously by Altria Group in various capacities since 1990. Mr. Wall is a member of the Board of Directors of the New York City Opera and serves on the Board of The Neurosciences Institute in La Jolla, California.

Deborah C. Wright Chairman, President and Chief Executive Officer, Carver Bancorp, Inc., New York, New York Director since July 2001 Age: 48
Ms. Wright assumed her positions as President and Chief Executive Officer of Carver Bancorp, Inc., the holding company for Carver Federal Savings Bank, a federally chartered savings bank and the nation's largest publicly traded African- and Caribbean-American operated bank, in 1999 and became Chairman in 2004. Previously, she served as President and Chief Executive Officer of the Upper Manhattan Empowerment Zone Development Corporation from 1996 to 1999. Ms. Wright is a member of the Board of Overseers of Harvard University and the Board of Managers of Memorial Sloan-Kettering Cancer Center. She serves on the boards of Carver Bancorp, Inc., Time Warner Inc., The Partnership for New York City and the Children's Defense Fund. Ms. Wright also served as a founding member of the Lower Manhattan Development Corporation. Ms. Wright is a member of the Audit and Compensation Committees.

The Board recommends a vote FOR the election of each of the nominees, and proxies received by the
Board will be so voted unless stockholders specify a contrary choice in their proxies.

Compensation of Directors

Directors who are full-time employees of the Company or Altria Group receive no additional compensation for services as a director. With respect to all other directors ("non-employee directors"), the Company's philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors and to encourage ownership of Company stock to further align their interests with those of stockholders.

During 2005, non-employee directors received an annual retainer of $35,000 and fees of $2,000 for each Board and Committee meeting attended. For additional services rendered in connection with Committee chair responsibilities, the Committee chairs each received a $5,000 annual retainer. Non-employee directors were also reimbursed for actual expenses in connection with attendance at Board and Committee meetings.

In 2005, pursuant to the 2001 Stock Compensation Plan for Non-Employee Directors, each non-employee director received a restricted stock (or deferred stock) award scheduled to vest one year from the date of grant and equal to that number of shares of Class A Common Stock having an aggregate fair market value of $100,000 on the date of grant. Accordingly, Mr. Farrell, Mr. Pope, Ms. Schapiro, Ms. Wright, and Dr. Lerner each received 3,211 restricted shares of Class A Common Stock with a fair market value of $31.145 per share. Also, Mr. Bennink received an award of 3,211 deferred shares with a fair market value of $31.145 per share.

On February 26, 2006 the Board of Directors approved several changes to Non-Employee Director compensation, effective March 1, 2006. The annual retainer will increase from $35,000 to $40,000 and the annual retainer for Committee chairs will increase from $5,000 to $10,000. In addition, beginning in 2006, each non-employee director will receive a restricted stock (or deferred stock) award equal to that number of shares of Class A Common Stock having an aggregate fair market value of $115,000 on the date of grant. This is an increase from the $100,000 award value granted in 2005. These changes are to maintain non-employee director compensation at a competitive level relative to non-employee directors at companies in the Compensation Survey Group.

The following table presents the compensation paid by the Company to the non-employee Directors for fiscal year 2005.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Total Cash(1)		Value of Shares of Common Stock	Total
Jan Bennink	$53,103	(2)	$100,000	$153,103
W. James Farrell	73,000		100,000	173,000
Richard A. Lerner, M.D.	63,014	(2)	100,000	163,014
John C. Pope	91,000		100,000	191,000
Mary L. Schapiro	89,431	(3)	100,000	189,431
Deborah C. Wright	86,000		100,000	186,000

(1)
Includes annual retainer, meeting fees and Committee Chair fees, as applicable.

(2)
Retainer is $35,000 per year and was prorated from the date that Mr. Bennink and Dr. Lerner were each elected to the Board.

(3)
Chair fee is $5,000 per year and was prorated from the date Ms. Schapiro was appointed Chair of the Nominating and Governance Committee.

A non-employee director may elect to defer the award of restricted shares of Class A Common Stock, meeting fees and all or part of the annual retainer. Deferred fee amounts are credited to an unfunded account and may be "invested" in nine "investment choices," including a Kraft Foods Class A common stock equivalent account. These "investment choices" parallel the investment options offered to employees under the Company's 401(k) plan and determine the amounts credited for bookkeeping purposes to a director's account. Subject to certain restrictions, a non-employee director is permitted to take cash distributions, in whole or in part, from his or her account either prior to or following termination of service.

Non-employee directors also are covered by business travel and accident insurance that the Company maintains for their benefit when they travel on Company business as well as group life insurance.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2005

To Our Stockholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. The Audit Committee monitors the Company's financial reporting processes and systems of internal control over financial reporting, the independence and performance of the independent auditors, and the performance of the internal auditors.

Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management has also represented that they have assessed the effectiveness of the Company's internal control over financial reporting as of December 31, 2005 and have determined that, as of that date, the Company maintained effective internal control over financial reporting. The Audit Committee has reviewed and discussed with management and the independent auditors this assessment of internal control over financial reporting. The Audit Committee has also discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Audit Committee has received from the independent auditors a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors' independence from the Company and its management. The Audit Committee has reviewed and approved the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence, as well as compliance with the Company's and the Audit Committee's policies.

The Audit Committee discussed with the Company's internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and with the independent auditors, separately, with and without management present, to discuss the Company's financial reporting processes and internal accounting controls. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management's responses.

In reliance on the reviews and discussions referred to above, and without other independent verification, the Audit Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

Audit Committee:

John C. Pope, Chair
Richard A. Lerner, M.D.
Mary L. Schapiro
Deborah C. Wright

The information contained in the report above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Independent Auditors' Fees

Audit Fees

        Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers in connection with (i) the integrated audit of the Company's consolidated financial statements as of and for the year ended December 31, 2005, including statutory audits of the financial statements of the Company's affiliates, and of its internal control over financial reporting as of December 31, 2005, and (ii) the reviews of the Company's unaudited condensed consolidated interim financial statements as of September 30, 2005, June 30, 2005, and March 31, 2005 were $14.0 million.

Aggregate fees for these services for the year ended December 31, 2004 were $14.5 million.

Audit-Related Fees

        Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers for audit-related services for the year ended December 31, 2005 were $1.0 million. Audit-related services include due diligence related to divestitures and an acquisition, employee benefit plan audits, and procedures relating to various other audit and special reports.

Aggregate fees for these services for the year ended December 31, 2004 were $2.1 million.

Tax Fees

        Aggregate fees, including out-of-pocket expenses, for professional services rendered by PricewaterhouseCoopers in connection with tax compliance and advice and preparation of employee expatriate tax returns for the year ended December 31, 2005 were $1.6 million. Effective in late 2004, the Company appointed a new service provider for the preparation of expatriate tax returns. Other than transitional work, the Company no longer uses PricewaterhouseCoopers for the preparation of expatriate tax returns.

Aggregate fees for these services for the year ended December 31, 2004 were $3.5 million.

All Other Fees

        No fees were paid to PricewaterhouseCoopers during the years ended December 31, 2005 and 2004 for any other professional services.

Pre-Approval Policies

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization by management within the pre-approved category spending limits. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

All fiscal year 2005 audit and non-audit services provided by the independent auditors were pre-approved.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers as the Company's independent auditors for the fiscal year ending December 31, 2006 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Stockholder ratification of the selection of PricewaterhouseCoopers as the Company's independent auditors is not required by the Company's Amended and Restated By-Laws or otherwise. The Company is submitting the selection of PricewaterhouseCoopers to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers, and proxies received by the Board will be so voted unless stockholders specify a contrary choice in their proxies.

OWNERSHIP OF EQUITY SECURITIES

The following table shows the number of shares of Class A Common Stock and Altria Group common stock beneficially owned at March 1, 2006, by each director, nominee for director, executive officer named in the Summary Compensation Table, and the directors and executive officers of the Company as a group. None of these individuals owns Class B Common Stock. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of the directors and executive officers of the Company individually and as a group is less than 1% of the outstanding Class A Common Stock and less than 1% of Altria Group's outstanding common stock.

	Amount and Nature of Beneficial Ownership
Name	Class A Common Stock(1)	Altria Group Common Stock(2)
Jan Bennink	3,211	-0-
Louis C. Camilleri	18,000	2,805,424
Roger K. Deromedi	870,344	604,725
Dinyar S. Devitre	1,204	212,055
W. James Farrell	18,108	-0-
Marc S. Firestone	80,360	112,286
David S. Johnson	247,339	103,502
Richard A. Lerner, M.D.	3,211	-0-
John C. Pope	19,579	-0-
Hugh H. Roberts	225,909	274,351
Mary L. Schapiro	18,279	-0-
Franz-Josef Vogelsang	152,712	137,800
Charles R. Wall	31,620	1,455,133
Deborah C. Wright	10,769	-0-
Group (36 persons)	3,632,691	6,925,118

(1) Includes maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or that will vest before April 29, 2006 as follows: Mr. Deromedi, 279,569; Mr. Farrell, 3,800; Mr. Firestone, 5,970; Mr. Johnson, 67,756; Mr. Pope, 3,995; Mr. Roberts, 61,296; Ms. Schapiro, 3,995; Mr. Vogelsang, 51,536; Mr. Wall, 26,620; Ms. Wright, 3,995; and group, 1,185,030. Also includes 1,670,250 shares of restricted stock and 349,570 shares of deferred stock awarded under the 2001 and 2005 Performance Incentive Plans as follows: Mr. Deromedi, 522,510; Mr. Firestone, 68,390; Mr. Johnson, 155,000; Mr. Roberts, 134,440; Mr. Vogelsang, 89,340; and group, 2,019,820. Also includes shares of restricted and deferred stock pursuant to the 2001 Non-Employee Directors Plan as follows: Mr. Bennink, 3,211; Mr. Farrell, 3,211; Dr. Lerner, 3,211; Mr. Pope, 3,211; Ms. Schapiro, 3,211; Ms. Wright, 3,211; and group, 19,266. Includes 300 shares as to which Mr. Pope disclaims beneficial ownership (shares held by children). Does not include share equivalents held pursuant to the 2001 Non-Employee Directors Plan as follows: Mr. Pope, 5,373; and Ms. Schapiro, 4,168.

(2) Includes maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or that will vest before April 29, 2006 as follows: Mr. Camilleri, 2,050,140; Mr. Deromedi, 412,469; Mr. Firestone, 90,240; Mr. Johnson, 74,675; Mr. Roberts, 125,751; Mr. Vogelsang, 123,800; Mr. Wall, 1,206,708; and group, 4,987,078. Also includes shares of restricted common stock as follows: Mr. Camilleri, 660,000; Mr. Devitre, 87,580; Mr. Wall, 168,850; and group, 918,740.

At March 1, 2006, Altria Group beneficially owned 276,521,185 shares of Class A Common Stock, representing 57% of the outstanding Class A Common Stock, and 1,180,000,000 shares of Class B Common Stock, representing

100% of the outstanding Class B Common Stock. Other than Altria Group, the only persons or groups known to the Company to be beneficial owners of more than 5% of its Common Stock were as follows:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class A Common Stock Outstanding
Lord, Abbett & Co. LLC(1) 90 Hudson Street Jersey City, NJ 07302	31,328,571	6.25

(1) The Company has obtained information concerning the Class A Common Stock beneficially owned by Lord, Abbett & Co. LLC as of December 30, 2005 from a Schedule 13G dated February 1, 2006, filed with the Securities and Exchange Commission by Lord, Abbett & Co. LLC.

EXECUTIVE COMPENSATION

Comparison of Five-Year Cumulative Total Return

The following graph compares the cumulative total return on the Company's common stock since the Company's initial public offering on June 13, 2001 through December 30, 2005 with the cumulative total return for the same period of the S&P 500 Index and the performance peer group index. The graph assumes the investment of $100 in Company common stock and each of the indices as of the market close on June 13, 2001, and reinvestment of all dividends.

The performance peer group index consists of companies considered market competitors of the Company, or that have been selected on the basis of industry, level of management complexity, global focus or industry leadership.

Date	Kraft Foods	S&P 500	Kraft Foods Performance Peer Group(1)
June 13, 2001	$100.00	$100.00	$100.00
September 28, 2001	110.40	84.24	104.14
December 31, 2001	109.73	93.23	108.02
March 28, 2002	125.04	93.48	115.99
June 28, 2002	132.90	80.98	118.28
September 30, 2002	118.82	67.02	108.79
December 31, 2002	127.36	72.68	108.25
March 31, 2003	92.74	70.39	104.04
June 30, 2003	107.54	81.21	111.50
September 30, 2003	98.06	83.36	114.03
December 31, 2003	107.70	93.49	124.76
March 31, 2004	107.60	95.07	130.08
June 30, 2004	107.10	96.70	135.22
September 30, 2004	107.93	94.89	122.32
December 31, 2004	121.86	103.63	133.27
March 31, 2005	113.80	101.41	133.98
June 30, 2005	110.24	102.79	132.04
September 30, 2005	106.80	106.49	141.94
December 30, 2005	99.16	108.71	140.46

(1) The Kraft performance peer group consists of the following companies considered market competitors of the Company, or that have been selected on the basis of industry, level of management complexity, global focus or industry leadership: Anheuser-Busch Companies, Inc., Cadbury Schweppes plc, Campbell Soup Company, The Clorox Company, The Coca-Cola Company, Colgate-Palmolive Company, ConAgra Foods, Inc., Diageo plc, General Mills, Inc., Groupe Danone, H.J. Heinz Company, Hershey Foods Corporation, Kellogg Company, Nestlé S.A., PepsiCo, Inc., The Procter & Gamble Company, Sara Lee Corporation, and Unilever N.V. Per Securities and Exchange Commission guidelines, the cumulative total return graph has been restated to exclude The Gillette Company as a result of its acquisition by The Procter & Gamble Company in 2005.

Compensation Committee Report on Executive Compensation

To Our Stockholders:

This report discusses the Company's compensation programs for executive officers and details of the compensation paid to the Company's Chief Executive Officer for 2005.

The four primary goals of the Company's compensation programs are to:

•
attract, retain, and motivate talented employees and develop world-class leaders;

•
support the Company's mission of becoming the undisputed global food leader;

•
emphasize the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of short-term and long-term financial and strategic objectives; and

•
align the interests of executives with those of stockholders through the use of stock ownership guidelines and equity-based awards and long-term cash incentive awards that link compensation to stockholder return.

Compensation Survey Group

To ensure that the Company's compensation programs are properly benchmarked with those of our competitors, the Committee compares the Company's compensation practices to the compensation practices of companies included in the Compensation Survey Group. At the beginning of 2005, the Compensation Survey Group consisted of the following 16 companies: Anheuser-Busch Companies, Inc., Campbell Soup Company, The Clorox Company, The Coca-Cola Company, Colgate-Palmolive Company, ConAgra Foods, Inc., General Mills, Inc., The Gillette Company (information received prior to the acquisition by The Procter & Gamble Company), H.J. Heinz Company, Hershey Foods Corporation, Johnson & Johnson, Kellogg Company, Kimberly-Clark Corporation, PepsiCo, Inc., The Procter & Gamble Company, and Sara Lee Corporation. These companies have been included in the Compensation Survey Group since the Company's Initial Public Offering in 2001. While there is substantial overlap between these companies and the companies in the Kraft performance peer group used in the graph on page 17, there are some differences. These differences result from the fact that the Compensation Survey Group has been designed primarily to include companies that the Company typically competes with for executive talent in the U.S., and from time to time outside of the U.S.; whose approach to compensation is consistent with U.S.-based multinationals; are in similar lines of business (i.e., food products and other consumer products); have similar levels of management complexity and global focus; have similar revenue and market capitalization levels; and are recognized for their industry and brand leadership. The Kraft performance peer group is a broader group that includes the Company's internationally based business competitors.

The Committee considers the following in determining executive compensation under the Company's compensation programs:

•
the Company's financial performance compared with its annual and long-term goals and relative to peers where possible, as measured by net earnings, earnings per share growth, revenue and volume growth, and implementation of strategic initiatives, as well as financial comparisons to companies within the performance peer group measured by total stockholder return and net earnings growth;

•
individual contributions to the Company's performance;

•
appropriate exercise of management and financial controls;

•
achievement of results in an appropriate and ethical manner; and

•
compensation levels set by companies within the Compensation Survey Group.

The Committee determined that it is appropriate to design programs that deliver total compensation for executives within the third quartile (i.e., up to the 75th percentile) of the Compensation Survey Group. Actual awards can exceed the third quartile when business objectives and individual performance exceed targeted goals or be below the third quartile when business objectives and individual performance do not meet expectations.

Compensation Components

The Company's compensation program elements consist of: base salary, annual cash incentives, and long-term cash and equity incentives, retirement benefits and certain perquisites. The Company also has in place stock ownership requirements for its executives and does not have any change-of-control or other severance arrangements with any of its executives, including the Chief Executive Officer.

An overview of each of the major compensation program elements and the stock ownership guidelines follow.

Base Salary

Each year, the Committee reviews the base salaries for the Chief Executive Officer and those executive officers reporting to the Chief Executive Officer and determines if an increase is appropriate. The Committee considers a number of factors when reviewing base salaries: Company performance, the executive's individual performance, level of responsibility, tenure, prior experience and a comparison to base salaries paid for comparable positions within the Compensation Survey Group. The Committee does not assign a specific weight to each factor.

At the beginning of 2005, the Committee increased the base salaries of its named executive officers. The increases were as follows:

Executive Officer	Date of Last Base Salary Increase	Base Salary Increase Amount	Base Salary After Increase
Mr. Roger K. Deromedi	April 2005	$100,000	$1,200,000
Mr. Marc S. Firestone	April 2005	$20,000	$580,000
Mr. David S. Johnson	April 2005	$35,000	$635,000
Mr. Hugh H. Roberts	April 2005	$20,000	$545,000
Mr. Franz-Josef Vogelsang(1)	April 2005	$38,089	$628,476

(1) Mr. Vogelsang's base salary and increase amount were paid to him in Swiss Francs. These amounts have been converted from Swiss Francs to U.S. dollars based on a December 30, 2005 currency translation rate of 1.3127.

At the beginning of 2006, the Committee decided not to approve a base salary merit increase for the Chief Executive Officer. Similarly, the named executives and other senior executives will not receive base salary merit increases in 2006. This action is in recognition of disappointing business results in 2005 and the decline in stockholder return.

Annual Incentives

The Company's annual incentive program is designed to motivate and reward participants based on those measures identified as having a positive impact on the Company's annual business results. At the conclusion of each year, the Committee assesses the Company's performance based on quantitative and qualitative measures. Based on these assessments, the Committee determines a rating for the Company in total and each of the Company's two major commercial units. These ratings are used to determine the size of the annual management incentive pool.

For 2005, annual incentive awards to executives were based on an assessment of individual, total company and commercial unit performance. The Committee did not assign specific weights to the performance factors considered. The factors used to evaluate performance included financial measures such as revenue, operating companies income, discretionary cash flow, total stockholder return, earnings per share, and return on management investment. Each factor was measured against both actual 2004 results and the Company's 2005 business plan. The Committee also evaluated the Company's performance against other strategic measures such as market share, volume, portfolio management, societal alignment, diversity and leadership development.

2005 was a difficult year for Kraft driven in part by higher commodity costs and weak Brand Value propositions, which resulted in earnings below expectations. However, some progress was evident in a number of areas, including, positive product mix; strong new products results; solid growth in developing markets; and favorable restructuring results. The Company's stock performed poorly in 2005 and trailed the performance peer group, the

S&P 500 and other indices, as investors were disappointed by flat volumes, weaker earnings and lower margins. Based on 2005 business results, annual incentives paid to each of the named executives were below target and below prior year levels. Similarly, annual incentives paid to all executives were, on average, below target.

For those executives whose compensation is subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code (the "covered officers"), annual incentive awards are also contingent upon the achievement of adjusted net earnings derived from a compensation formula set by the Committee. For 2005, annual incentives paid to the named executives were consistent with financial performance as permitted under the formula established and approved at the beginning of the year.

Long-Term Incentives

The 2005 Performance Incentive Plan (the "2005 Plan"), approved by stockholders at the 2005 Annual Meeting, enables the Company to grant stock options, stock appreciation rights, restricted stock, and other equity awards, based on the Company's common stock, as well as performance-based, long-term incentive cash awards, to the Company's salaried employees. Long-term incentives focus executives on attaining performance goals over a number of years that are integral to the success of the Company's business, while increasing stockholder returns.

  •
  Restricted Stock.  In 2005, the Committee granted equity awards in the form of restricted stock (or deferred stock for certain employees located outside of the U.S.). The value of the restricted stock is reflected as compensation expense in the Company's financial statements, making the cost of its executive compensation programs more transparent to stockholders. Restricted stock awarded in 2005 will vest three years from the grant date. Recipients of restricted stock receive cash dividends on the shares of restricted stock granted to them at the same time and in the same amounts as the Company's stockholders.

  •
  Stock Ownership Guidelines.  Stock ownership guidelines were introduced in January 2003 and are designed to further align the interests of approximately 180 executives with those of the Company's stockholders. Under these guidelines, executives are expected to acquire and maintain Company stock in an amount equal to a multiple of their base salary as determined by their position. The guidelines range from two times base salary to 12 times base salary for the Chief Executive Officer. Executives are expected to attain their ownership guidelines within five years of becoming an executive or within three years of being promoted to a higher level within the executive population. The Company monitors ownership levels to ensure that executives are on track to meet or exceed their stock ownership guidelines within the required timeframe. Stock ownership under this program is defined as direct ownership of Company common stock, including sole ownership, dividend reinvestment plan shares, restricted shares, and accounts over which the executive has direct or indirect ownership or control. This definition does not include unexercised Company stock options held by the executive.

  •
  Stock Options.  The Company has made no stock option grants to its executives or employees since 2001. However, certain senior executives who exercised their previously granted Altria Group stock options during 2005 and who retained the shares upon exercise did receive Altria Group Executive Ownership Stock Options ("EOSOs"), pursuant to a previously approved program. The EOSO feature promotes the early exercise of stock options and the retention of shares gained through the resulting exercise, thus encouraging executives to build their stock ownership levels. An EOSO is granted when an eligible executive exercises an option after the stock price has appreciated at least 20% above the option grant price. The executive must satisfy payment of the option price using shares of Altria Group common stock that have been owned for at least six months. The EOSO is granted for the number of shares used to cover the exercise price of the underlying option and related taxes, has an exercise price equal to the fair market value of common stock tendered, has a term limited to the remaining term of the original option, and vests six months from the date of grant. The executive is required to hold the net new shares delivered upon exercise for at least one year or the new EOSO grant is forfeited. Stock options granted by the Company in June 2001 that vested January 31, 2003 also include an EOSO feature for those senior executives eligible for the program in 2001.

  •
  Long-Term Incentive Performance Awards.  Long-Term Incentive Performance Awards focus executives on the achievement of long-term financial and strategic goals that contribute to the long-term business success of the Company and have a positive impact on stockholder return. The current three-year long-term performance cycle began on January 1, 2004 and is scheduled to conclude on December 31, 2006. Awards payable to executives will be paid in cash and will be based on an assessment of overall Company and individual performance. Company performance will be assessed primarily against total stockholder returns for the performance period. Total stockholder returns will be assessed relative to the Company's performance peer group as well as other indices. Total stockholder returns provide the clearest link to the creation of stockholder value. Company performance will also be assessed relative to financial measures including revenue, volume, earnings per share, discretionary cash flow, operating companies income, and net earnings results. These Company measures were established and approved by the Committee at the beginning of the performance cycle.

For those executives whose compensation is subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code (the "covered officers"), Long-Term Incentive Performance Awards are also contingent upon the achievement of cumulative adjusted net earnings derived from a compensation formula set by the Committee at the beginning of the performance cycle.

Perquisites

Executive perquisites are listed in the table on page 24. These perquisites are consistent in form and amount as those offered to executives at similar levels at companies in the Compensation Survey Group. Other than the listed perquisites, executives receive the same perquisites that are offered to the broad employee population.

Compensation of the Chief Executive Officer

The Committee considers the results of a formal Chief Executive Officer performance evaluation when making compensation decisions concerning the Chief Executive Officer.

In January 2005, based on 2004 business performance and based on his compensation relative to other Chief Executive Officers in the Compensation Survey Group, the Committee approved an increase to Mr. Deromedi's base salary to $1,200,000, effective April 1, 2005. Mr. Deromedi's salary ranks within the third quartile for base salaries paid to chief executive officers of companies in the Compensation Survey Group. Mr. Deromedi will not receive a base salary merit increase in 2006 in recognition of disappointing business results in 2005 and the decline in stockholder return.

For 2005, Mr. Deromedi earned an annual incentive award of $1,400,000 under the 2005 Plan. This award was below target and 22% below prior year, and ranks within the first quartile of annual incentives paid to chief executive officers of companies in the Compensation Survey Group. In granting this award, the Committee considered a number of factors, including financial performance versus plan and relative to industry peers, and progress against the Company's three-year Sustainable Growth Plan. The factors considered were consistent with the discussion on page 20.

Mr. Deromedi's annual incentive award was subject to and within the limits of the funding formula based on the achievement of adjusted net earnings established at the beginning of the year for all named executives. The funding formula is intended to qualify the annual incentive awards paid to the named executives as performance-based compensation for purposes of IRC Section 162(m) to ensure that these awards are fully tax deductible.

In January 2005, the Committee awarded to Mr. Deromedi 150,090 shares of restricted stock with a grant date value of $4,957,473 that will vest after three years. In January 2006, the Committee awarded to Mr. Deromedi 172,420 shares of restricted stock with a grant date value of $4,938,109 that will also vest after three years.

Based on the latest available data, and as a result of these compensation actions, Mr. Deromedi's total annual cash compensation (base salary plus annual incentive) ranks within the first quartile of the Compensation Survey Group. As shown in the Summary Compensation Table, excluding Altria Group EOSOs received in 2005 and 2004 as a result of his exercising stock option grants awarded in previous years, Mr. Deromedi's total compensation from 2004 to 2005 decreased by approximately 15%. Mr. Deromedi's long-term incentive compensation ranks in the third quartile and total compensation (total cash compensation plus all long-term incentive compensation) also ranks in the third quartile of the Compensation Survey Group. For purposes of this ranking, Mr. Deromedi's Long-Term

Incentive Plan cash compensation is considered at target, as the actual amount will not be determined until the end of the performance period in December 2006.

Policy With Respect To Qualifying Compensation for Deductibility and Other Matters

The Company's ability to deduct compensation it pays to covered officers is generally limited, under Section 162(m) of the Internal Revenue Code, to $1,000,000 annually. However, performance-based compensation is not subject to this limitation, provided certain conditions are satisfied. Annual incentive awards granted by the Committee for covered officers in 2005 were subject to, and made in accordance with, arrangements implemented by the Committee and intended to qualify for Section 162(m)'s performance-based compensation exemption, so that such payments would be fully tax-deductible.

Generally, the Company's policy is to preserve the federal income tax deductibility of compensation it pays. Accordingly, the Committee has taken appropriate actions, to the extent the Committee believes feasible, to preserve the deductibility of annual incentive, long-term incentive, and stock option awards. However, the Committee has authorized, and will continue to retain the authority to authorize, payments that may not be deductible if the Committee believes that they are in the stockholders' and the Company's best interests. Compensation paid to the Company's covered officers may exceed the $1,000,000 deductibility limit because of certain elements of their annual compensation, such as perquisites, restricted stock awards and cash dividends thereon, payments related to reductions in unfunded retirement benefits, tax reimbursements, and income resulting from payments made pursuant to plans that do not discriminate in favor of executive officers.

Compensation Committee:

W. James Farrell, Chair
Jan Bennink
John C. Pope
Deborah C. Wright

The information contained in the report above shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Summary Compensation Table

Long-Term Compensation
	Annual Compensation				Awards			Payouts
						Securities Underlying Options				Total Compensation(6)
										Excludes Altria Group Options (A)	Includes Altria Group Options (B)
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards(2)	Kraft Foods	Altria Group(3)	LTIP(4)	All Other Compensation(5)
		$	$	$	$	Shs.	Shs.	$	$	$	$
Roger K. Deromedi Chief Executive Officer	2005 2004 2003	1,175,385 1,137,292 924,848	1,400,000 1,800,000 900,000	371,816 250,470 43,702	4,957,473 6,426,000 2,008,799	-0- -0- -0-	238,165 175,277 40,735	-0- -0- 3,700,000	449,500 247,657 113,485	8,354,174 9,861,419 7,690,834	11,878,241 11,556,193 7,957,498
Marc S. Firestone(7) Executive Vice President, General Counsel & Corporate Secretary	2005 2004 2003	575,077 581,538 213,231	315,000 385,000 355,000	9,605 15,610 12,578	743,836 698,185 -0-	-0- -0- -0-	98,425 76,235 -0-	-0- -0- 925,000	173,113 78,977 13,756	1,816,631 1,759,310 1,519,565	3,290,117 2,497,259 1,519,565
David S. Johnson President, North America Commercial	2005 2004 2003	626,385 620,923 521,808	450,000 575,000 460,000	30,277 26,741 25,483	1,189,741 2,603,815 901,306	-0- -0- -0-	14,037 44,719 26,379	-0- -0- 1,300,000	170,246 114,560 58,127	2,466,649 3,941,039 3,266,724	2,681,907 4,455,457 3,558,309
Hugh H. Roberts President, International Commercial	2005 2004 2003	540,077 543,192 455,085	340,000 360,000 340,000	42,717 43,229 684,456	892,471 2,454,089 681,035	-0- -0- -0-	87,431 78,906 -0-	-0- -0- 900,000	138,275 96,949 41,457	1,953,540 3,497,459 3,102,033	3,163,234 4,040,187 3,102,033
Franz-Josef Vogelsang(8) Executive Vice President, Global Supply Chain	2005 2004 2003	618,953 590,386 544,679	472,309 571,342 399,939	708,362 997,620 124,898	991,561 797,788 706,312	-0- -0- -0-	-0- -0- -0-	-0- -0- 1,131,256	80,698 28,601 9,389	2,871,883 2,985,737 2,916,473	2,871,883 2,985,737 2,916,473

(1) Other Annual Compensation for each of the named executives includes the following amounts:

		Mr. Deromedi	Mr. Firestone	Mr. Johnson	Mr. Roberts	Mr. Vogelsang
Reimbursement for taxes on assets held in trust(a)	2005 2004 2003	$42,751 28,393 13,697	$-0- 4,865 -0-	$8,526 6,594 6,771	$22,955 24,670 12,749	$-0- -0- -0-
Personal use of company aircraft(b)	2005 2004 2003	224,121 157,838 -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
Car expenses(c)	2005 2004 2003	35,863 18,693 19,713	2,105 3,245 11,258	9,971 10,040 8,955	12,262 12,434 25,468	10,780 -0- -0-
Financial counseling services	2005 2004 2003	10,000 10,000 9,640	7,500 7,500 1,320	10,000 9,340 9,225	7,500 6,125 500	8,055 -0- -0-
Security(d)	2005 2004 2003	32,893 27,917 -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
Wireless network(e)	2005 2004 2003	24,416 6,810 -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-
Tax equalization payments(f)	2005 2004 2003	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- -0- 645,739	689,527 997,620 124,898

(a) These trust assets offset amounts, otherwise payable by the Company or its operating subsidiaries, for vested benefits under non-qualified supplemental retirement plans and are not intended to increase total promised benefits.

(b) For reasons of security and personal safety, the Company requires Mr. Deromedi to use the Company aircraft for all travel. The incremental cost of personal use of Company aircraft includes the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries) are not included. Mr. Deromedi is responsible for taxes on these amounts and is not reimbursed for such taxes.

(c) Includes the value of the named executives' use of the Company-provided leased vehicle for personal reasons and the incremental cost of the Company drivers or Company-paid limousine service for personal reasons. For Mr. Deromedi, the value also includes the discount to market value on the purchase of the leased vehicle at the conclusion of the lease period.

(d) Includes the costs associated with installation, maintenance, repairs and monitoring service of the Company-provided home security system.

(e) Includes the costs of installation of a computer network in Mr. Deromedi's home to provide direct and secure connection to the Company's computer network and wireless connectivity with the home security system.

(f) Includes tax equalization payments or reimbursements in connection with a prior international assignment for Mr. Roberts, and a current international assignment for Mr. Vogelsang. These payments or reimbursements are made pursuant to a policy that is designed to facilitate the assignment of employees to positions in other countries by covering taxes over and above those that employees accepting international assignments would have incurred had they remained in their home countries. Differences in tax periods used by taxing jurisdictions, time lags in tax determinations or in the availability of tax credits or refunds, or other factors in some instances create circumstances in which tax equalization payments are recovered by the Company in a different year. Thus, in 2005 and 2004, amounts deducted or received from Mr. Roberts exceeded the Company's payments to taxing authorities on his behalf, including payments for Mr. Roberts' share of U.S. FICA ($7,720 in 2005 and $377 in 2004) on the payments made to foreign taxing jurisdictions, by $31,027 and $105,871, respectively. For Mr. Firestone, tax equalization payments made by the Company or its subsidiaries in 2004 of $16,029 is not reflected in the chart above as the Company was reimbursed for such payments by Philip Morris International in connection with a prior international assignment while Mr. Firestone was an employee of Philip Morris International.

(2) The value shown for each year is the number of restricted shares times the closing stock price of the Company's Class A Common Stock on the day of grant. The table below shows the number of shares granted by year and the total number and value of restricted shares held by the named executives as of December 30, 2005. The executives receive the same cash dividends on restricted shares as holders of regular common stock.

	Restricted Stock Award by Year								Total Restricted Stock Held as of December 30, 2005
	2005
			2004		2003
	Shares
		($)	Shares	($)	Shares		($)		Shares	($)
Roger K. Deromedi	150,090	4,957,473	200,000	6,426,000	55,630		2,008,799		405,720	11,429,132
Marc S. Firestone	22,520	743,836	21,730	698,185	-0-	(a)	-0-	(a)	44,250	1,246,523
David S. Johnson	36,020	1,189,741	81,040	2,603,815	24,960		901,306		142,020	4,000,703
Hugh H. Roberts	27,020	892,471	76,380	2,454,089	18,860		681,035		122,260	3,444,064
Franz-Josef Vogelsang	30,020	991,561	24,830	797,788	19,560		706,312		74,410	2,096,130

(a) Mr. Firestone was granted a deferred stock award payable in shares of Altria Group in connection with his previous employment with Philip Morris International prior to his transfer to the Company.

The closing stock price on date of grant was $36.11 in 2003; $32.13 in 2004; and $33.03 in 2005. The stock price on December 30, 2005, was $28.17. Included in the above table, Mr. Deromedi received a special restricted stock award of 100,000 shares in 2004 that will vest eight years from the date of grant. Also included in the above table,

Messrs. Johnson and Roberts each received a special restricted stock award of 50,000 shares in 2004 that will vest five years from the date of grant. All other awards will vest three years from the grant date. See footnote 5 for dividend amounts paid on shares of restricted stock. On January 24, 2006, each of the named executive officers received restricted stock of the Company, with a value at such date as follows: Mr. Deromedi, 172,420 shares, $4,938,109; Mr. Firestone, 24,140 shares, $691,370; Mr. Johnson, 37,940 shares, $1,086,602; Mr. Roberts, 31,040 shares, $888,986; Mr. Vogelsang, 34,490 shares, $987,794. In addition, on February 3, 2006, vesting restrictions lapsed for restricted stock awards granted in 2003 with a value at such date as follows; Mr. Deromedi 55,630 shares, $1,617,442; Mr. Johnson 24,960 shares, $725,712; Mr. Roberts, 18,860 shares, $548,355; and Mr. Vogelsang, 19,560 shares, $568,707.

(3) Represents Altria Group EOSO grants. EOSOs do not become exercisable until six months following their grant and are subject to forfeiture if the executive does not hold the net shares received upon exercise for a period of at least one year following such exercise of the underlying option.

(4) Values reflected in 2003 represent payment upon completion of the 2001 - 2003 performance cycle of the Long-Term Incentive Plan.

(5) The All Other Compensation reported in the table above for the named executives includes the following:

		Mr. Deromedi	Mr. Firestone	Mr. Johnson	Mr. Roberts	Mr. Vogelsang
Employer match on defined contribution plans	2005 2004 2003	$133,892 91,678 85,718	$43,204 10,662 -0-	$54,062 48,642 45,081	$40,504 39,744 32,404	$-0- -0- -0-
Dividends paid on restricted stock(a)	2005 2004 2003	312,065 154,444 26,702	93,262 68,315 13,756	112,623 64,383 11,981	97,771 57,205 9,053	80,698 28,601 9,389
Target payments(b)	2005	-0-	36,647	-0-	-0-	-0-

(a) Dividends were paid on restricted shares of the Company except for Mr. Firestone whose dividends on his 2003 grant were paid on deferred shares of Altria Group.

(b) Beginning with 2005, Mr. Firestone ceased to accrue additional benefits under Altria Group's supplemental defined contribution and supplemental pension plans. In lieu of additional accruals under those plans, target payments, calculated to yield an after-tax amount approximating the after-tax value of amounts he otherwise would have accrued under the plans, were made in early 2006 to his individual trust. As a result of this change, the specific dollar amounts reported as target payments here effectively replace for 2005 both supplemental retirement plan dollar amounts shown for prior years as Allocations to Defined Contribution Plans and, with respect to the supplemental pension plans, amounts that were included in benefits under the Altria Group, Inc. Retirement Plan.

(6) Total Compensation in columns A and B includes the dollar values presented in salary, bonus, other annual compensation, restricted stock, LTIP (payments reflected in the final year of a performance cycle) and all other compensation. Also included in column B is the grant date present value of Altria Group EOSO stock options granted during the fiscal year as a result of previously granted stock options being exercised by the executive in the respective years.

(7) Mr. Firestone began his employment with the Company on August 5, 2003.

(8) For consistency and where applicable, amounts have been converted from Swiss Francs and British Pounds Sterling to U.S. dollars based on December 30, 2005 currency translation rates of 1.3127 and 0.5780, respectively.

2005 Altria Group Stock Option Grants

Name	Grant Date	Number of Shares Underlying Options Granted(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year(2)		Exercise Price	Expiration Date	Grant Date Present Value(3)	Value at December 30, 2005(4)
Roger K. Deromedi	February 11, 2005 February 11, 2005 February 11, 2005 February 11, 2005 February 11, 2005 September 2, 2005	24,911 27,394 47,469 23,735 28,488 86,168	1.2 1.4 2.3 1.2 1.4 4.3	% % % % % %	$66.395 66.395 66.395 66.395 66.395 70.175	June 22, 2007 June 23, 2008 June 29, 2009 June 29, 2009 January 31, 2011 January 31, 2011	$325,848 384,064 709,453 354,734 432,701 1,317,267	$207,384 228,055 395,179 197,594 237,163 391,634
Marc. S. Firestone	February 16, 2005 May 2, 2005 May 2, 2005 May 2, 2005 September 1, 2005 September 1, 2005 November 30, 2005	17,541 10,471 9,809 22,343 10,839 12,427 14,995	0.9 0.5 0.5 1.1 0.5 0.6 0.7	% % % % % % %	65.565 65.350 65.350 65.350 70.450 70.450 73.140	June 29, 2009 June 29, 2009 June 29, 2009 January 31, 2011 January 31, 2011 June 12, 2011 June 12, 2011	257,412 147,048 137,752 331,820 166,729 191,156 241,569	160,588 98,113 91,910 209,354 46,283 53,063 23,692
David S. Johnson	May 9, 2005 May 19, 2005	4,978 9,059	0.2 0.4	% %	66.315 67.010	January 31, 2011 January 31, 2011	75,607 139,651	41,840 69,845
Hugh H. Roberts	May 3, 2005 May 3, 2005 May 3, 2005 May 3, 2005 May 3, 2005	15,003 19,986 21,432 7,506 23,504	0.7 1.0 1.1 0.4 1.2	% % % % %	65.860 65.860 65.860 65.860 65.860	June 22, 2007 June 23, 2008 June 29, 2009 June 29, 2009 January 31, 2011	153,427 291,718 304,536 106,656 353,357	132,927 177,076 189,888 66,503 208,245

(1) Represents Altria Group EOSO grants that do not become exercisable until six months following their grant. EOSO grants are subject to forfeiture if the executive does not hold the net shares received upon exercise for a period of at least one year following such exercise of the underlying option.

(2) Includes those options granted by Altria Group to its employees and employees of its wholly owned and majority-owned subsidiaries.

(3) In accordance with Securities and Exchange Commission rules, grant date present value is determined using the Black-Scholes Model. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange-traded options. Stock options granted by Altria Group are long-term, non-transferable, and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant, and the estimated time period until exercise of the option. In calculating the grant date present values set forth in the table, the volatility was based on the monthly closing stock prices and dividends for the five-year period preceding the grant dates, the dividend yield was based on an annual dividend rate applicable at the time of each individual grant, the risk-free rate of return represents the rate of a United States Treasury Note on the date of grant with a maturity date corresponding to the term of the option, and an estimated time period equal to the lesser of the option term or five years was used. The following assumptions were used in the table:

Black-Scholes Model Assumptions
Stock Option Grant	Expiration Date	Volatility		Dividend Yield		Risk-Free Rate of Return		Time Period
Roger K. Deromedi	June 22, 2007 June 23, 2008 June 29, 2009 June 29, 2009 January 31, 2011 January 31, 2011	37.602 35.452 34.746 34.746 33.991 32.471	% % % % % %	4.40 4.40 4.40 4.40 4.40 4.56	% % % % % %	3.44 3.58 3.70 3.70 3.77 4.01	% % % % % %	2.4 years 3.4 years 4.4 years 4.4 years 5.0 years 5.0 years
Marc S. Firestone	June 29, 2009 June 29, 2009 June 29, 2009 January 31, 2011 January 31, 2011 June 12, 2011 June 12, 2011	34.746 33.705 33.705 33.865 32.471 32.471 31.221	% % % % % % %	4.45 4.47 4.47 4.47 4.54 4.54 4.38	% % % % % % %	3.70 3.80 3.80 3.85 4.01 4.01 4.45	% % % % % % %	4.4 years 4.2 years 4.2 years 5.0 years 5.0 years 5.0 years 5.0 years
David S. Johnson	January 31, 2011 January 31, 2011	33.865 33.865	% %	4.40 4.36	% %	3.85 3.85	% %	5.0 years 5.0 years
Hugh H. Roberts	June 22, 2007 June 23, 2008 June 29, 2009 June 29, 2009 January 31, 2011	30.674 37.868 33.705 33.705 33.865	% % % % %	4.43 4.43 4.43 4.43 4.43	% % % % %	3.65 3.73 3.80 3.80 3.85	% % % % %	2.1 years 3.1 years 4.2 years 4.2 years 5.0 years

The use of different assumptions can produce significantly different estimates of the present value of options. Consequently, the grant date present values set forth in the table are only theoretical values and may not accurately represent present value. The actual value, if any, an optionee will realize will depend on the excess of market value of the common stock over the exercise price on the date the option is exercised.

(4) Based on the closing price of Altria Group common stock of $74.72 on December 30, 2005.

2005 Kraft Foods Stock Option Exercises and Year-End Values

			Total Number of Shares Underlying Unexercised Options Held at December 30, 2005		Total Value of Unexercised In-the-Money Options Held at December 30, 2005(1)
	Number of Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Roger K. Deromedi	-0-	$-0-	279,569	139,785	$-0-	$-0-
Marc S. Firestone	-0-	-0-	5,970	-0-	-0-	-0-
David S. Johnson	-0-	-0-	67,756	38,714	-0-	-0-
Hugh H. Roberts	-0-	-0-	61,296	38,714	-0-	-0-
Franz-Josef Vogelsang	-0-	-0-	51,536	29,034	-0-	-0-

(1) Based on the closing price of the Company's Class A Common Stock of $28.17 on December 30, 2005.

2005 Altria Group Stock Option Exercises and Year-End Values

			Total Number of Shares Underlying Unexercised Options Held at December 30, 2005
					Total Value of Unexercised In-the-Money Options Held at December 30, 2005(1)
	Number of Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Roger K. Deromedi	368,886	$8,934,893	326,301	86,168	$5,840,603	$391,634
Marc S. Firestone	308,736	6,486,477	66,974	38,261	734,404	123,038
David S. Johnson	49,161	1,048,392	74,675	-0-	1,441,626	-0-
Hugh H. Roberts	152,996	3,694,495	125,751	-0-	1,824,223	-0-
Franz-Josef Vogelsang	12,990	504,694	123,800	-0-	4,172,913	-0-

(1) Based on the closing price of Altria Group common stock of $74.72 on December 30, 2005.

Pension Plan Table—Kraft Foods Inc. Retirement Plan

Five-Year Average Annual Compensation
	Years of Service(1)
	5	10	15	20	25	30	35
$500,000	40,914	81,828	122,742	163,656	204,570	245,484	257,984
$750,000	61,852	123,703	185,555	247,406	309,258	371,109	389,859
$1,000,000	82,789	165,578	248,367	331,156	413,945	496,734	521,734
$1,250,000	103,727	207,453	311,180	414,906	518,633	622,359	653,609
$1,500,000	124,664	249,328	373,992	498,656	623,320	747,984	785,484
$1,750,000	145,602	291,203	436,805	582,406	728,008	873,609	917,359
$2,000,000	166,539	333,078	499,617	666,156	832,695	999,234	1,049,234
$2,250,000	187,477	374,953	562,430	749,906	937,383	1,124,859	1,181,109
$2,500,000	208,414	416,828	625,242	833,656	1,042,070	1,250,484	1,312,984
$2,750,000	229,352	458,703	688,055	917,406	1,146,758	1,376,109	1,444,859
$3,000,000	250,289	500,578	750,867	1,001,156	1,251,445	1,501,734	1,576,734
$3,250,000	271,227	542,453	813,680	1,084,906	1,356,133	1,627,359	1,708,609
$3,500,000	292,164	584,328	876,492	1,168,656	1,460,820	1,752,984	1,840,484

(1) At February 1, 2006, the accredited service is 17.7 years for Mr. Deromedi, 2.4 years for Mr. Firestone, 19.7 years for Mr. Johnson, and 30.7 years for Mr. Roberts.

Mr. Deromedi, Mr. Firestone, Mr. Johnson, and Mr. Roberts participate in the tax-qualified Kraft Foods Retirement Plan and a non-qualified supplemental pension plan. These plans provide for fixed retirement benefits in relation to the participant's years of accredited service, five-year average annual compensation (the highest average annual compensation during any period of five full consecutive years out of the 10 years preceding retirement) and applicable Social Security covered compensation amount. The fixed retirement benefit is also dependent upon the periods of service before January 1, 1989 (for former Kraft Foods Inc. participants) or January 1, 1991 (for former General Foods Corporation participants) in which the participant elected to make contributions. Allowances are payable upon retirement at the normal retirement age of 65 and upon satisfaction of certain conditions at earlier ages. Annual compensation includes the amount shown as annual salary and bonus in the Summary Compensation Table. At December 31, 2005, five-year average annual compensation was $2,042,347 for Mr. Deromedi; $938,672 for Mr. Firestone; $954,808 for Mr. Johnson; and $803,732 for Mr. Roberts. Mr. Firestone's final average compensation includes compensation earned as an employee of Philip Morris International Inc.

The above table provides examples of annual pension benefits payable under these plans. The examples, which assume retirement at the normal retirement age of 65, are based on the Social Security-covered compensation amount in effect for an employee attaining age 65 in calendar year 2006. Since participant contributions could be substantial in individual cases, the benefit amounts shown in the table may be attributed in certain instances to participant contributions to a significant degree, depending upon retirement date and years of service.

In recognition of Mr. Deromedi's promotion to Chief Executive Officer of the Company, and in connection with his previous pension benefit earned at General Foods Corporation, the Company has agreed to use his final average earnings at retirement for purposes of calculating this benefit. Based on his year-end 2005 salary and his annual bonus amount paid in 2005, and assuming retirement from the Company at age 65, he would receive an annual non-qualified supplemental benefit payable as a single life annuity of $510,256. This benefit is in addition to the Kraft Foods Inc. Retirement Plan benefits reflected in the table above.

In prior years, the Company has made available funding payments to certain executives, including Mr. Deromedi, with vested accrued benefits under non-qualified supplemental retirement plans. These amounts offset benefits previously accrued and are not intended to increase total promised benefits.

Pension Plan Table—Kraft Foods Switzerland Pension Fund

	Years of Service(1)
Final Annual Compensation
	10	15	20	25	30
$100,000	$14,854	$22,281	$29,708	$37,135	$44,562
200,000	33,358	50,038	66,717	83,396	100,075
300,000	51,863	77,794	103,725	129,656	155,588
400,000	70,353	105,529	140,705	175,882	211,058
500,000	88,857	133,285	177,714	222,142	266,571
600,000	107,361	161,042	214,722	268,403	322,083
700,000	109,081	163,621	218,161	272,701	327,242

(1) At February 1, 2006, Mr. Vogelsang had accredited service of 8.2 years in the Kraft Foods Switzerland Pension Fund.

Mr. Vogelsang participates in the Kraft Foods Switzerland Pension Fund. The Kraft Foods Benefits Plan in Switzerland is a contributory plan providing benefits related to the participant's years of accredited service and final covered compensation as illustrated by the above table. Benefits are payable upon retirement at the normal retirement age of 65 for men and 63 for women, and at earlier ages, in the form of a pension or half pension and half lump sum. Currently, covered compensation is determined as salary above 1.0 times the expected Social Security Pension (25,800 Swiss Francs, or $19,654 for 2006) up to a salary of 774,000 Swiss Francs ($589,624), resulting in an amount below the minimum pensionable salary of 748,200 Swiss Francs ($569,970), which is a guaranteed insured salary. Due to this limitation, at December 31, 2005, final covered compensation for Mr. Vogelsang was 748,200 Swiss Francs ($569,970) converted from Swiss Francs to U.S. dollars based on a December 30, 2005 currency translation rate of 1.3127.

Mr. Vogelsang is also eligible to receive a retirement benefit under the retirement plan of a German subsidiary of the Company. Upon retirement at age 60, he would receive, in addition to the retirement allowance payable under the Swiss plan, an annual benefit of 99,727 euros ($118,384), converted from euros to U.S. dollars based on a currency translation rate of 0.8424, as of December 30, 2005.

Employment Contracts, Termination of Employment and Change of Control Arrangements

The Company does not have any change of control or severance agreements with any of its executives, including the Chief Executive Officer. Under an agreement related to the acquisition of the Company by Altria and dated March 27, 1989, Mr. Deromedi, upon ending his employment with the Company, will be covered by lifetime medical, dental and life insurance benefits on terms at least as favorable as those that were available to other executives as of December 1, 1988.

2006 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Introduction

On February 26, 2006, the Board adopted the 2006 Stock Compensation Plan for Non-Employee Directors (the "2006 Non-Employee Director Plan"), subject to approval of the Company's stockholders. A copy of the 2006 Non-Employee Director Plan is attached as Exhibit E. The 2006 Non-Employee Director Plan is intended to replace the Company's 2001 Director Plan (the "2001 Director Plan"). Approximately 440,000 shares of Common Stock are available under the 2001 Stock Compensation Plan for Non-Employee Directors Director Plan. The 2001 Director Plan will expire upon approval of the 2006 Non-Employee Director Plan by the Company's stockholders and, accordingly, these shares will not be available for grant in 2006 or thereafter if the stockholders approve the 2006 Non-Employee Director Plan. The 2006 Non-Employee Director Plan provides for the issuance of up to 500,000 shares of Common Stock over a five-year period. No equity awards will be made under the 2006 Non-Employee Director Plan unless and until it is approved by stockholders.

The 2006 Non-Employee Director Plan is similar to the 2001 Director Plan, and provides for the annual grant to non-employee directors in the form of Common Stock, other stock-based awards or stock options. Your Board believes that the 2006 Non-Employee Director Plan will help align the interests of the Company's non-employee directors with its stockholders and assist the Company in continuing to attract and retain highly qualified non-employee directors by affording them an opportunity to share in the future successes of the Company.

Summary of the 2006 Non-Employee Director Plan

The following general description of material features of the 2006 Non-Employee Director Plan is qualified in its entirety by reference to the provisions of the 2006 Non-Employee Director Plan set forth in Exhibit E.

Eligibility and Limits on Awards.    Only members of the Board who are not full-time employees of the Company, its parent or its subsidiaries will be granted awards under the 2006 Non-Employee Director Plan. At present five non-employee directors will be granted awards under the 2006 Non-Employee Director Plan if it is approved by stockholders.

Administration.    The Compensation Committee or a subcommittee thereof will administer the 2006 Non-Employee Director Plan. The 2006 Non-Employee Director Plan authorizes the Compensation Committee to delegate such administrative functions as it deems appropriate. This Committee is authorized to adopt modifications, procedures, and subplans as may be necessary or desirable to comply with the tax laws and other rules of foreign jurisdictions in which non-employee directors reside.

Shares Reserved for Awards.    The total number of shares of Common Stock reserved and available for distribution pursuant to the 2006 Non-Employee Director Plan will be 500,000. If any Stock Option or Other Stock-Based Award is forfeited or expires without the delivery of Common Stock to a participant, the shares subject to such award shall again be available for distribution in connection with awards under the 2006 Non-Employee Director Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise price of an award shall not be made available for future distribution in connection with awards under the 2006 Non-Employee Director Plan.

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after adoption of the 2006 Non-Employee Director Plan by the Board, the Compensation Committee is authorized to make such adjustments or substitutions with respect to the 2006 Non-Employee Director Plan and any Prior Director Plan and to awards granted thereunder.

The permitted adjustments and substitutions are only those the Compensation Committee determines are appropriate to reflect the occurrence of such a transaction or event, including, but not limited to, adjustments to the aggregate number and kind of securities reserved for issuance under the Plan, to the award amounts set forth in Section 5(a), and to the number and kind of securities subject to outstanding Awards and, if applicable, to the grant or exercise price of outstanding Awards. In connection with any such event, this Committee is also authorized to provide for the payment of any outstanding Awards in cash, including, but not limited to, payment of cash in lieu of any fractional Awards.

Annual Awards.    On the date immediately following the date of the 2006 Annual Meeting of Stockholders, each non-employee director will receive restricted shares of Common Stock having an aggregate fair market value on such date of $115,000 (with any fractional share being rounded up to the next whole share). Each succeeding year, on the date immediately following the date of the Annual Meeting of Stockholders, each non-employee director will receive an award having an aggregate fair market value of $115,000 or greater, as determined by the Compensation Committee; such award may be paid in the form of shares of Common Stock, restricted stock, stock options, other stock-based awards, or any combination thereof, as determined by the Compensation Committee. Restricted stock means an award of Common Stock that is subject to forfeiture in the event that the non-employee director ceases to serve as a director of the Company prior to the end of the stated restriction period. Other stock-based awards are awards denominated in, valued in whole or in part by reference to, or otherwise based on or related to, the Common Stock.

Stock Options and Similar Awards.    If stock options or similar stock-based awards, such as stock appreciation rights, are granted under the 2006 Non-Employee Director Plan, the exercise price of each such award will be the fair market value of a share of Common Stock on the date of grant. The term of each stock option will be 10 years. Each stock option or similar stock-based award will vest in not less than six months from the date of the grant. Such awards will be forfeited if the participant ceases to be a non-employee director during any vesting period, other than as a result of death or disability.

Deferrals.    The Compensation Committee may require or permit a participant to defer the receipt of shares of Common Stock or other awards under the 2006 Non-Employee Director Plan. Non-employee directors may elect to defer the receipt of the shares of Common Stock awarded by timely filing an election to establish a notional deferred stock account in compliance with applicable tax rules and procedures established by the Compensation Committee. Each share of "Deferred Stock" credited to such an account represents an unfunded obligation of the Company to issue a share of Common Stock on a future payment date. The Deferred Stock will earn cash dividend equivalents in the same amounts as cash dividends are paid on shares of Common Stock, and these amounts will be invested in additional Deferred Stock. Effective at the conclusion of the 2006 Annual Meeting of Stockholders, any deferred amounts previously credited under the 2001 Director Plan will be treated as invested in Deferred Stock under the 2006 Non-Employee Director Plan.

United States Federal Income Tax Consequences

Stock Awards.    Awards of restricted stock or Common Stock are taxable to the non-employee director in the year the amount first becomes includable in the gross income of the participant for income tax purposes. The Company will be entitled to deduct a corresponding amount as a business expense in the year the non-employee director recognizes this income.

Stock Options.    Any stock options granted under the 2006 Non-Employee Director Plan will not be taxable to a non-employee director at grant but will result in taxation at exercise, at which time the non-employee director will recognize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the shares on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year the non-employee director recognizes this income.

It is contemplated that all awards under the plan that provide for the deferral of compensation and any elections to defer receipt of awards under the 2006 Non-Employee Director Plan will comply with applicable tax law requirements to defer taxation of such awards. Tax consequences for states and jurisdictions other than the United States may differ from those described above.

Other Information

If approved by stockholders, the 2006 Non-Employee Director Plan will be effective at the conclusion of the 2006 Annual Meeting of Stockholders, and will expire after the awards made immediately following the 2011 Annual Meeting of Stockholders, unless extended by your Board. Any awards granted before the 2006 Non-Employee Director Plan expires may extend beyond the expiration date. The Board may amend the 2006 Non-Employee Director Plan at any time, provided that no such amendment will be made without stockholder approval if such approval is required under applicable law, regulation or stock exchange rule, or if such amendment would: (i) decrease the grant or exercise price for stock options or similar stock-based award to less than fair market value on the date of grant (except as discussed above under "Shares Reserved for Awards"); or (ii) increase the number of shares of Common Stock that may be distributed under the 2006 Non-Employee Director Plan.

It is presently intended that the 2006 Non-Employee Director Plan constitute an "unfunded" plan for incentive and deferred compensation. The 2006 Non-Employee Director Plan authorizes the creation of trusts or other arrangements to facilitate or ensure payment of the Company's obligations.

On March 1, 2006, the closing price of the Common Stock as reported in The Wall Street Journal on the New York Stock Exchange Composite Transactions was $29.64.

The Board recommends a vote FOR the approval of the 2006 Stock Compensation Plan for Non-Employee Directors, and proxies received by the Board will be so voted unless stockholders specify a contrary choice in their proxies.

STOCKHOLDER PROPOSAL

DISSOCIATION FROM THE 2006 AND ALL FUTURE SO-CALLED "GAY GAMES"

Marcella V. Meyer, M.D., M.P.H, 10416 South Bell Avenue, Chicago, IL, 60043, claiming beneficial ownership of 200 shares of common stock, submitted the proposal set forth below.

RESOLVED:

That in the best interest of our company Kraft Foods Inc. as well as in the public interest, Kraft Foods does hereby disassociate itself from the 2006 and all future so-called "gay games", and that no future financial support be given for the 2006 "gay games" or any other future activities supporting, proselytizing, promoting or encouraging homosexual activity or life style.

Supporting Statement:

  •
  It has been widely reported in the press that Kraft Foods is a major financial sponsor of the summer 2006 "gay games" in Chicago (Crain's Chicago Business, 5/23/05, "Gay Games Will Test Kraft, Harris"), and

  •
  The gay rights movement is not a charitable activity; rather, it is a political movement designed to promote increased acceptance of the homosexual lifestyle, and

  •
  Numerous studies have linked homosexual activity to sexually transmitted diseases. (MMWR, CDC, 8/26/05, "Shigella flexneri Serotype 3 Infections Among Men Who Have Sex With Men—Chicago, Illinois, 2003-2004"). STD's are often followed by sickness and even premature death, especially from AIDS. The gay community is a major contributor to the spread of STD illness, and

  •
  The "gay games" event will be appealing to immature young people attracted by the excitement, fun, and even glamour of the event. Some of these young people are likely to experiment with homosexual behavior as a result of this appeal, and

  •
  Because of the "gay games" sponsorship by our company, Kraft Foods may at some future date be found to be complicit and legally liable in a case in which a young attendee at the "gay games" decides to experiment with homosexual encounters and later develops a serious, even fatal, illness, and

  •
  The economic costs to Kraft Foods Inc. and other businesses in terms of medical care for employees as well as loss of employee productivity caused by sexually transmitted diseases are huge. (perspectives on Sexual and Reproductive Health, Vol. 36, Number 1, January/February 2004. "The direct cost of STDs including HIV among all age groups was estimated to be $9.3 - 15.5 billion in the U.S. in the mid-1990s").

The Board recommends a vote AGAINST this proposal.

The Company is committed to supporting the communities where we live and do business. Last year alone, the Company provided over $85 million in food and financial support to hundreds of non-profit organizations around the world.

The Company's charitable contributions program emphasizes three global focus areas relevant to its business: (a) promote better nutrition and more physical activity, (b) combat hunger and (c) promote agricultural sustainability. In addition, the Company supports local charities and civic events in its home communities, with an emphasis on organizations and events in Chicago, where our headquarters is located.

Diversity in all its forms is important to the Company. Based on a suggestion from one of our employee councils that help promote our awareness of and commitment to diversity, Kraft contributed $25,000 to the non-profit, tax-exempt entity that organizes the Gay Games VII. This will be an eight-day sports and cultural event that the City of Chicago is officially supporting. Other contributors to the event include CNA Insurance, Exelon, Harris Bank, and Walgreen's.

In short, while we understand the Proponent's position, the contribution was one of hundreds of donations that the Company made last year in the Chicago area and was well within the scope of our overall charitable giving program.

For these reasons, the Board recommends a vote AGAINST this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

RELATIONSHIP WITH ALTRIA GROUP

At March 1, 2006, Altria Group owned 87.3% of the outstanding shares of the Company's capital stock through its ownership of 56.6% of the outstanding Class A Common Stock, and 100% of the outstanding Class B Common Stock. Class A Common Stock has one vote per share while Class B Common Stock has ten votes per share. Therefore, at March 1, 2006, Altria Group held 98.3% of the combined voting power of the outstanding Common Stock. For as long as Altria Group continues to own shares representing more than 50% of the combined voting power of the Common Stock, it will be able to direct the election of all members of the Board and exercise a controlling influence over the business and affairs of the Company, including any determinations with respect to mergers or other business combinations, the acquisition or disposition of assets, the incurrence of indebtedness, the issuance of additional shares of Common Stock or other equity securities and the payment of dividends on Common Stock.

Included below are descriptions of certain agreements, relationships and transactions the Company has with Altria Group. The agreements are filed as exhibits to the Company's filings with the Securities and Exchange Commission and the summaries below are qualified in all respects by reference to the full text of the exhibits.

Corporate Agreement

The Company has entered into a corporate agreement with Altria Group under which Altria Group has a continuing option to purchase additional shares of Class A Common Stock. Altria Group may exercise the option simultaneously with the issuance of any equity security of the Company, only to the extent necessary to permit Altria Group to maintain its then-existing percentage ownership of Common Stock. This option is not exercisable upon the issuance of stock in connection with employee compensation. The purchase price of the shares of Class A Common Stock purchased upon any exercise of this option will be equal to the price paid for Class A Common Stock in the related issuance if the Company issues Class A Common Stock for cash, or the then current market price of Class A Common Stock if the Company issues a different equity security or Class A Common Stock for other than cash.

The corporate agreement provides that all material intercompany transactions, including any material amendments to the corporate agreement, the services agreement, the tax sharing agreement or any other agreement between the Company and Altria Group, will be subject to the approval of the Audit Committee of the Board, which is composed solely of independent directors.

The Company has agreed with Altria Group that both it and Altria Group have the right to engage in the same or similar business activities as the other party, do business with any customer or client of the other party, and employ or engage any officer or employee of the other party. Neither Altria Group nor the Company, nor their respective related persons, will be liable to the other as a result of engaging in any of these activities.

Under the corporate agreement, the Company must obtain Altria Group's written consent before: entering into any agreement binding Altria Group or that contains provisions that trigger a default or require a material payment when Altria Group exercises its rights to convert Class B Common Stock; declaring extraordinary dividends; and issuing any equity securities except for Class A Common Stock issued or granted to the Company's employees.

The corporate agreement will terminate when Altria Group owns less than 50% of the Company's then outstanding Common Stock, except that the indemnification provisions will survive the termination.

Services Agreement

Altria Group, Inc.'s subsidiary, Altria Corporate Services, Inc., provides the Company with various services, including planning, legal, treasury, auditing, insurance, human resources, office of the secretary, corporate affairs, information technology, aviation and tax services. Billings for these services, which were based on the cost to Altria Corporate Services, Inc. to provide such services and a management fee, were $237 million, $310 million and $318 million for the years ended December 31, 2005, 2004 and 2003, respectively. The Company performed at a similar cost various functions in 2005 that previously had been provided by Altria Corporate Services, Inc., resulting in a lower service charge in 2005. These costs were paid to Altria Corporate Services, Inc. monthly. Although the cost of these services cannot be quantified on a stand-alone basis, management has assessed that the billings are reasonable based on the level of support provided by Altria Corporate Services, Inc., and that they reflect all services provided. The cost and nature of the services are reviewed annually by the Company's Audit Committee, which is comprised of independent directors. The effects of these transactions are included in operating cash flows in the Company's consolidated statements of cash flows.

Altria Corporate Services, Inc. and the Company may each terminate any or all of the services under the services agreement by giving the other party written notice at least 12 months in advance of termination. Altria Corporate Services, Inc. has agreed to provide the Company with reasonable assistance to make an orderly transition to other service providers upon the termination of the services agreement.

Tax-Sharing Agreement

The U.S. accounts of the Company are included in the consolidated federal income tax return of Altria Group, Inc. Income taxes are generally computed on a separate company basis. To the extent that foreign tax credits, capital losses and other credits generated by the Company, which cannot currently be utilized on a separate company basis, are utilized in Altria Group, Inc.'s consolidated federal income tax return, the benefit is recognized in the calculation of the Company's provision for income taxes. Based on the Company's current estimate, this benefit is calculated to be approximately $225 million, $70 million and $100 million for the years ended December 31, 2005, 2004 and 2003, respectively. The increase in 2005 is driven primarily by dividend repatriations and certain legal entity reorganizations. The Company makes payments to, or is reimbursed by, Altria Group, Inc. for the tax effects resulting from its inclusion in Altria Group, Inc.'s consolidated federal income tax return, including current taxes payable and net changes in tax provisions. Significant judgment is required in determining income tax provisions and in evaluating tax positions. The Company establishes additional provisions for income taxes when, despite the belief that their tax positions are fully supportable, there remain certain positions that are likely to be challenged and that may not be sustained on review by tax authorities. The Company evaluates and potentially adjusts these provisions in light of changing facts and circumstances. The consolidated tax provision includes the impact of changes to accruals that are considered appropriate. Upon the closure of current and future tax audits in various jurisdictions, significant income tax accrual reversals could continue to occur, which could trigger cash reimbursements from Altria Group, Inc. The Company is regularly audited by federal, state and foreign tax authorities, and these audits are at various stages at any given time. The Company anticipates several domestic and foreign audits will close in 2006 with expected favorable settlements. Any tax contingency reserves in excess of additional assessed liabilities will be reversed at the time the audits close.

During 2005, the Company repatriated certain foreign earnings as part of Altria Group, Inc.'s dividend repatriation plan under provisions of the American Jobs Creation Act. Increased taxes for this repatriation of $21 million were reimbursed by Altria Group, Inc. The reimbursement was reported in the Company's financial statements as an increase to additional paid-in capital.

Borrowings from Altria Group

At December 31, 2005 and 2004, the Company had short-term amounts payable to Altria Group, Inc. of $652 million and $227 million, respectively. The amounts payable to Altria Group, Inc. generally include accrued dividends, taxes and service fees. Interest on intercompany borrowings is based on the applicable London Interbank Offered Rate.

Corporate Aircraft and Hangar

In December 2005, the Company purchased an airport hangar and certain personal property located at the hangar in Milwaukee, Wisconsin, from Altria Corporate Services, Inc. for an aggregate purchase price of approximately $3.3 million.

In December 2004, the Company purchased two corporate aircraft from Altria Corporate Services, Inc. for an aggregate purchase price of approximately $47 million. The Company also entered into an Aircraft Management Agreement with Altria Corporate Services, Inc. in December 2004, pursuant to which Altria Corporate Services, Inc. agreed to perform aircraft management, pilot services, maintenance and other aviation services for the Company.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

The Company must provide an Annual Report to stockholders who receive this proxy statement. The Company will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees, and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, which also contains the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (not including documents incorporated by reference), are available without charge to stockholders upon written request to the Company's Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, Illinois 60093. You may review the Company's filings with the Securities and Exchange Commission by visiting the Company's website at www.kraft.com.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The Company will bear the cost of this solicitation of proxies. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks, and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of Class A Common Stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. Additional solicitation of proxies may be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, at an anticipated cost of $7,000, plus reimbursement of out-of-pocket expenses.

2007 ANNUAL MEETING

Stockholders wishing to suggest candidates to the Nominating and Governance Committee for consideration as directors must submit a written notice to the Company's Corporate Secretary. The Company's Amended and Restated By-Laws set forth the procedures a stockholder must follow to nominate directors or to bring other business before stockholder meetings. For a stockholder to nominate a candidate for director at the 2007 Annual Meeting, presently anticipated to be held on April 24, 2007, notice of the nomination must be received by the Company by November 3, 2006. The notice must describe various matters regarding the nominee, including name, address, occupation, and shares held. The Nominating and Governance Committee will consider any nominee properly presented by a stockholder and will make a recommendation to the Board. After full consideration by the Board, the Company will notify the stockholder presenting the nomination of the Board's conclusion. For a stockholder to bring other matters before the 2007 Annual Meeting, and to include a matter in the Company's proxy statement and proxy for that meeting, including pursuant to Rule 14a-8 of Regulation 14A of the proxy rules of the Exchange Act, the Company must receive notice by the deadline described above. The notice must include a description of the proposed business, the reasons therefore, and other specified matters. In each case, the notice must be timely given to the Corporate Secretary of the Company, whose address is Three Lakes Drive, Northfield, Illinois 60093. The Company will also furnish a copy of the Company's Amended and Restated By-Laws without charge upon written request by any stockholder to the Corporate Secretary.

March 10, 2006	Marc S. Firestone Executive Vice President, General Counsel and Corporate Secretary

Exhibit A

CORPORATE GOVERNANCE GUIDELINES

Kraft Foods Inc.

A.	ROLE AND RESPONSIBILITY OF THE BOARD		A-2
B.	BOARD COMPOSITION, STRUCTURE AND POLICIES		A-2
	1.	Board Size	A-2
	2.	Altria Nominees	A-2
	3.	Independence of Directors	A-2
	4.	Annual Election of Directors	A-2
	5.	Board Membership Criteria	A-2
	6.	Limitation on Number of Management Directors	A-3
	7.	Chairman of the Board	A-3
	8.	Change in Primary Employment	A-3
	9.	Conflicts of Interest	A-3
	10.	No Specific Limitations on Other Board Service	A-3
	11.	No Limitations on Terms	A-4
	12.	Retirement Age for Directors	A-4
	13.	Director Orientation and Continuing Education	A-4
	14.	Director Communications with Third Parties	A-4
	15.	Stockholder Communications with the Board	A-4
C.	BOARD MEETINGS		A-4
	1.	Frequency of Meetings	A-4
	2.	Strategic Plan Review	A-5
	3.	Attendance at Meetings	A-5
	4.	Information Flow and Distribution of Meeting Materials	A-5
	5.	Selection of Agenda Items	A-5
	6.	Access to Management and Independent Advisors	A-5
	7.	Executive Sessions	A-5
D.	COMMITTEES OF THE BOARD		A-5
	1.	Committees and Responsibilities	A-5
	2.	Membership and Chairs of Committees	A-6
	3.	Committee Agendas, Meetings and Reports to the Board	A-6
E.	PERFORMANCE EVALUATION AND SUCCESSION PLANNING		A-6
	1.	Annual CEO Evaluation	A-6
	2.	Succession Planning	A-6
	3.	Board and Committee Self-Evaluations	A-7
F.	BOARD COMPENSATION		A-7
G.	CONFIDENTIAL VOTING		A-7
H.	REVIEW AND AMENDMENT OF THESE GUIDELINES		A-7
	ANNEX A: Categorical Standards of Director Independence		A-8

Kraft Foods Inc.

Corporate Governance Guidelines

A.    ROLE AND RESPONSIBILITY OF THE BOARD

The primary responsibility of the Board of Directors (the "Board") is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

B.    BOARD COMPOSITION, STRUCTURE AND POLICIES

1.
Board Size

  The Nominating and Governance Committee makes recommendations to the Board concerning the appropriate size of the Board. The Board believes that the quality of the individuals serving on the Board and the overall balance of the Board is more important than the number of members, although the Board believes that there should be a minimum of nine directors to help ensure the proper functioning of the Board.

2.
Altria Nominees

  Under the terms of a corporate agreement (the "Corporate Agreement") entered into between the Company and Altria Group, Inc. ("Altria"), so long as Altria owns shares representing 50% or more of the voting power of the Company's outstanding Common Stock, Altria has the right to designate for nomination by the Board three members of the Board, including the Chairman of the Board. Altria also has the right to fill any vacancy resulting from an Altria designee ceasing to serve on the Board.

3.
Independence of Directors

  The Board shall have a majority of directors who meet the "independence" requirements under New York Stock Exchange Listing Standards. The Board shall annually make an affirmative determination as to the independence of each director following a recommendation by the Nominating and Governance Committee and a review of all relevant information. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto.

4.
Annual Election of Directors

  All directors are elected annually by the Company's stockholders. Each year the Board recommends a slate of directors for election by stockholders at the Annual Meeting of Stockholders. The Board's recommendations are based on the recommendations of the Nominating and Governance Committee.

  Under the By-Laws, the Board may fill vacancies in existing or new director positions. Such directors elected by the Board serve only until the next Annual Meeting of Stockholders when they must stand for election by the stockholders. Stockholders who wish to suggest candidates to the Nominating and Governance Committee for consideration as directors must submit a written notice to the Corporate Secretary, Kraft Foods Inc., Three Lakes Drive, Northfield, IL 60093, who will provide the notice to the Nominating and Governance Committee. The Nominating and Governance Committee does not distinguish between nominees recommended by stockholders and other nominees. The Company's By-Laws set forth the procedures a stockholder must follow to nominate directors for election at an annual meeting of stockholders, which are also summarized in our proxy statement each year.

5.
Board Membership Criteria

  Subject to the terms of the corporate agreement with Altria, the Nominating and Governance Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, the Nominating and

  Governance Committee takes into account many factors, including whether the individual meets the requirements for independence; the individual's general understanding of the various disciplines relevant to the success of a large publicly traded company in today's global business environment; the individual's understanding of the Company's global businesses and markets; the individual's professional expertise and educational background; and other factors that promote diversity of views and experience. The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

6.
Limitation on Number of Management Directors

  The Board believes that it is generally preferable that the Chief Executive Officer be the only member of management who serves as member of the Board. The Board may from time to time determine that it is appropriate to nominate additional members of management to the Board.

7.
Chairman of the Board

  Pursuant to the terms of the Corporate Agreement with Altria, Altria has the right to designate the Chairman of the Board.

8.
Change in Primary Employment

  Non-management and non-Altria-designated directors who retire or change their primary employment must tender their resignation to the Nominating and Governance Committee. The Nominating and Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to whether to accept the resignation or not.

9.
Conflicts of Interest

  If a director develops an actual, apparent or potential conflict of interest, the director should report the matter promptly to the Nominating and Governance Committee for evaluation and appropriate resolution.

  If a director has a direct or indirect personal interest in a matter before the Board, the director shall disclose the interest to the full Board, shall recuse himself or herself from participation in the discussion, and the matter shall not be approved unless it receives the affirmative vote of a majority of the directors or the appropriate committee who have no direct or indirect personal interest in the matter.

10.
No Specific Limitations on Other Board Service

  The Board does not believe that its members should be prohibited from serving on boards and committees of other organizations. Each director is expected to ensure that other commitments do not interfere with the discharge of his or her duties as a director of the Company. Directors are expected to inform the Chairman and the Chairman of the Nominating and Governance Committee upon becoming a director of any other public company or becoming a member of the audit committee of any other public company. The Nominating and Governance Committee and the Board will take into account the nature and extent of an individual's other commitments when determining whether it is appropriate to nominate such individual for election or re-election as a director. Service on boards and committees of other organizations should be consistent with the Company's conflict of interest policies. If a member of the Audit Committee serves on the audit committees of more than three public companies, the Board shall determine whether such simultaneous service would impair the ability of such member to serve effectively on the Audit Committee.

11.
No Limitations on Terms

  The Board does not believe in term limits for directors because they would deprive the Board of directors who have developed, through valuable experience over time, an increasing insight into the Company and its operations.

12.
Retirement Age for Directors

  Non-employee directors may not stand for re-election to the Board after they have reached the age of 72, except that the Board may from time to time ask a non-employee director to stand for election beyond the age of 72 when it believes that it is in the best interests of stockholders.

  A management director must resign from the Board upon ceasing to be an officer of the Company, and in any event, must resign from the Board upon reaching the age of 65.

13.
Director Orientation and Continuing Education

  The Company provides an orientation process for new directors, including a review of background material on the Company, a briefing on key issues facing the Company and meetings with senior management. On a continuing basis, directors receive presentations on the Company's strategic and business plans, financial performance, legal and regulatory matters, Code of Conduct and compliance programs and other matters. Periodically, the Board meets with senior management and visits facilities at the Company's operating companies. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities. The Company will reimburse directors for reasonable costs incurred in connection with such continuing education.

14.
Director Communications with Third Parties

  The Board believes that senior management speaks for the Company and the Chairman speaks for the Board. Communications about the Company with stockholders, analysts, the press, media and other constituencies should be made by management. Individual directors may from time to time meet with or communicate with various constituencies with which the Company is involved. It is expected that Board members would do this with the knowledge of management and, absent unusual circumstances, only at the request of management.

15.
Stockholder Communications with the Board

  Stockholders who wish to communicate with the Board may do so by writing to Non-Management Directors, Board of Directors, Kraft Foods Inc., Three Lakes Drive, Northfield, IL 60093 or to Kraft-Board@kraft.com. The non-management directors have established procedures for the handling of communications from stockholders and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees are to be forwarded to the non-management directors. Communications that relate to matters that are within the responsibility of one of the Board committees are also to be forwarded to the chair of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities, such as consumer complaints, are to be sent to the appropriate executive. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

C.    BOARD MEETINGS

1.
Frequency of Meetings

  The Board typically holds regular meetings during the months of January, March, April, June, August, October and December, and special meetings are held when necessary. The April meeting follows the Annual Meeting of Stockholders and is the organizational meeting at which officers and members and chairs of Board committees are elected.

2.
Strategic Plan Review

  The Board meets at an offsite location for several days each year to review the Company's strategic plan.

3.
Attendance at Meetings

  Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.

4.
Information Flow and Distribution of Meeting Materials

  Various materials are distributed to the Board on a continuing basis throughout the year and reports and presentations are made at Board and committee meetings to keep the Board informed on an ongoing basis of the performance of the Company and its businesses, their future plans (including acquisitions, divestitures and capital expenditures), the various issues that they face, and new developments. The materials for each Board meeting are distributed in advance of the meetings to give directors an opportunity to review such materials prior to the meeting in order to facilitate active and informed discussion at the meeting.

5.
Selection of Agenda Items

  An annual planning calendar is prepared for the Board covering recurring items and for planning purposes. The Chairman determines the agenda for each meeting of the Board, taking into account the annual planning calendar, suggestions from other members of the Board and consultation with senior management, including the Chief Executive Officer.

6.
Access to Management and Independent Advisors

  Board members have unrestricted access to management. The Board and each committee of the Board have the authority to retain independent legal, accounting and other experts and consultants to advise the Board and the committees as they may deem appropriate.

7.
Executive Sessions

  Non-management directors meet in regularly scheduled sessions following each Board meeting without any members of management being present. At least once each year, the Board will hold an executive session at which only those directors who meet the independence standards of the New York Stock Exchange are present. In lieu of a regularly presiding director, the Chairman presides over the executive sessions of the non-management directors and the Chairman of the Audit Committee presides over the executive sessions of the independent directors.

D.    COMMITTEES OF THE BOARD

1.
Committees and Responsibilities

  Pursuant to the Company's By-Laws, the Board may establish committees from time to time to assist it in the performance of its responsibilities: There are currently three Board committees:

  •
  Audit Committee.    The committee monitors the Company's financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

  •
  Compensation Committee.    The committee is responsible for discharging the Board's responsibilities relating to executive compensation, including determining the compensation of the Chief Executive Officer, producing an annual compensation committee report on executive compensation to be included in the Company's proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission, and reviewing the succession plans for the Chief Executive Officer and other senior executives.

  •
  Nominating and Governance Committee.    The committee is responsible for identifying individuals qualified to become Board members, recommending a slate of nominees for election at each Annual Meeting of Stockholders, making recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its committees, developing and recommending to the Board the Company's corporate governance principles and overseeing the evaluation of the Board and its committees and management.

A full description of the responsibilities of each of the committees is set forth in the committee charters that are published on the Company's website.

The Board may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

2.
Membership and Chairs of Committees

  Based upon the recommendation of the Nominating and Governance Committee, the Board elects the members and chairs of each committee at its annual organizational meeting following the Annual Meeting of Stockholders.

  The members of the Audit Committee, Compensation Committee, and Nominating and Governance Committees shall consist only of those directors whom the Board determines meet the New York Stock Exchange independence requirements and who meet the additional requirements for committee membership of the New York Stock Exchange and any other applicable laws, rules and regulations and the committee charters. At least one member of the Audit Committee shall be an "audit committee financial expert" as such term is defined in regulations of the Securities and Exchange Commission.

  The Board does not favor mandatory rotation of committee assignments or chairs. The Board believes that experience and continuity are more important than rotation.

3.
Committee Agendas, Meetings and Reports to the Board

  The chair of each committee, in consultation with the other committee members and with management, shall set meeting agendas and determine the frequency and length of committee meetings. Each committee reports its actions and recommendations to the Board.

E.    PERFORMANCE EVALUATION AND SUCCESSION PLANNING

1.
Annual CEO Evaluation

  In conjunction with the Chairman, the Compensation Committee shall establish annual and long-term financial and strategic goals and objectives for the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and determine and approve the compensation of the Chief Executive Officer based on this evaluation. The Compensation Committee will review with the Board its evaluation of the Chief Executive Officer's performance and its determination of the Chief Executive Officer's compensation. The Chair of the Compensation Committee will communicate this evaluation to the Chief Executive Officer.

2.
Succession Planning

  The Compensation Committee is responsible for reviewing and assisting with the development of executive succession plans, evaluating and making recommendations to the Board regarding potential candidates to become Chief Executive Officer, and reviewing candidates to fill other senior executive positions. The Compensation Committee also recommends to the Board succession plans for the Chief Executive Officer in the event of an emergency or the retirement of the Chief Executive Officer.

3.
Board and Committee Self-Evaluations

  The Nominating and Governance Committee is responsible for developing and recommending to the Board and overseeing an annual self-evaluation process for the Board and for the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. The Board will discuss the results of the self-evaluations to determine whether the Board and committees are functioning effectively and whether any actions should be taken to improve their effectiveness.

F.    BOARD COMPENSATION

  The Compensation Committee periodically benchmarks non-employee director compensation against the Compensation Survey Group and general industry data, considers the appropriateness of the form and amount of non-employee director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors.

  The Board believes that a substantial portion of non-employee director compensation should consist of equity-based compensation to assist in aligning directors' interests with the long-term interests of stockholders.

  Employees of the Company or of Altria or any of its subsidiaries who serve as directors shall not receive any additional compensation for service on the Board.

G.    CONFIDENTIAL VOTING

  It is the Company's policy to hold the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. It is also the Company's policy to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

H.    REVIEW OF THESE GUIDELINES

  The Nominating and Governance Committee will review these Corporate Governance Guidelines at least annually, and will report the results of its review and make recommendations to the full Board as to any changes. The Board has the authority to amend or modify these Corporate Governance Guidelines.

Annex A

Categorical Standards of Director Independence

A director is considered independent if the Board makes an affirmative determination after a review of all relevant information that the director has no material relationship with the Company. The Board has established the categorical standards set forth below to assist it in making such determinations.

1.    A director will not be considered independent if the director:

  i.
  is, or within the last three years has been, employed by the Company or any of its subsidiaries;

  ii.
  has an immediate family member who is, or within the last three years has been, employed as an executive officer of the Company or any of its subsidiaries;

  iii.
  receives, or during any 12 months period within the last three years has received, more than $100,000 per year in direct compensation from the Company or its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);

  iv.
  has an immediate family member who receives, or during any 12 months period within the last three years has received, more than $100,000 per year in direct compensation as an executive employee of the Company or any of its subsidiaries other than pension or other forms of deferred compensation (provided such compensation is not contingent on continued service);

  v.
  is a current partner or a current employee of the independent auditors of the Company or any of its subsidiaries;

  vi.
  has an immediate family member who is a current partner or current employee of the independent auditors of the Company or any of its subsidiaries, or is a current employee of such firm and participates in its audit, assurance, or tax compliance (but not tax planning) practice;

  vii.
  was within the last three years (but is no longer) a partner or employee of the independent auditors of the Company or any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

  viii.
  has an immediate family member who was within the last three years (but is no longer) a partner or employee of the independent auditors of the Company or any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

  ix.
  is or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company or any of its subsidiaries serve, or within the last three years have served, on such other company's compensation committee;

  x.
  has an immediate family member who is, or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company or any of its subsidiaries serve, or within the last three years have served, on such other company's compensation committee;

  xi.
  is a current employee of a company that makes payments to, or receives payments from, the Company or its subsidiaries in an amount which, in any single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues; or

  xii.
  has an immediate family member who is a current executive officer of a company that makes payments to, or receives payments from, the Company or its subsidiaries in an amount which, in any single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

2.    Relationships of the following types will not be considered material relationships that would impair a director's independence:

  i.
  charitable donations or pledges made by the Company or its subsidiaries to a charitable organization of which a director is, or within the last three year has been, an executive officer, director, trustee or the equivalent in an amount that, in any single fiscal year, does not exceed the greater of $1 million or 2% of such charitable organization's consolidated gross revenues;

  ii.
  commercial relationships in which a director (or a member of his or her immediate family) is a director, officer, employee or significant stockholder of an entity with which the Company has ordinary course business dealings that do not, or with which the Company has a commercial banking, investment banking or insurance brokerage relationship, in each case that does not, cross the bright-line tests in Sections 1 (xi) and 1 (xii) above and where the director (or immediate family member) is not directly responsible for or involved in the entity's business dealings with the Company; or

  iii.
  membership in, or association with, the same professional association, social, educational, fraternal or religious organization, club or institution, as an executive officer or another director of the Company;

  iv.
  service on the board of another company at which an executive officer or another director of the Company also serves as a board member, except as set forth in Sections 1 (ix) and 1 (x) above; and

  v.
  employment by a director at another company, or service on the board of another company by a director, where the independent auditor for such other company is also the independent auditor for the Company.

Amended as of February 26, 2006

Exhibit B

AUDIT COMMITTEE CHARTER

Kraft Foods Inc.

Audit Committee Composition and Meetings

The Audit Committee of the Board of Directors of Kraft Foods Inc. (the "Committee") shall be composed of three or more non-employee directors who meet the "independence" requirements of the New York Stock Exchange and applicable laws, rules and regulations for audit committee membership. All members of the Committee shall be financially literate, at least one member shall be an "audit committee financial expert" as defined by the rules and regulations of the Securities and Exchange Commission ("SEC"), and at least one member of the Committee (who may also serve as the audit committee financial expert) shall have accounting or related financial management expertise in accordance with the New York Stock Exchange listing standards, all as determined in the business judgment of the Board of Directors.

The Board of Directors shall elect the members of the Committee meeting these requirements and designate its Chair at the organizational meeting of the Board of Directors following the Annual Meeting of Stockholders. If the Board of Directors does not designate a Chair of the Committee, the members may designate a Chair by majority vote of the Committee's members. The members of the Committee may be removed by the Board.

The Committee shall meet at least six times annually or more frequently as circumstances may require. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members and the Company's Chief Financial Officer, shall set meeting agendas. The Committee shall meet separately periodically in executive session with management, the internal auditors, the independent auditors, and as a committee to discuss any matters that the Committee or the persons with whom they meet believe should be discussed. The Corporate Secretary shall maintain minutes of the meetings of the Committee.

In fulfilling its responsibilities, the Committee shall have full access to all books, records, facilities and personnel of the Company and to the services of the independent auditors. The Committee shall also have the authority to conduct investigations and authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties. The Company must provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to the independent auditors engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the Committee, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Audit Committee Authority and Responsibilities

The Committee shall oversee the Company's accounting and financial reporting processes and audits of its financial statements.

The Committee shall assist the Board of Directors in its oversight of (i) the integrity of the Company's financial statements and the Company's financial reporting processes and systems of internal control over financial reporting, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications, independence, and performance of the Company's independent auditors, and (iv) the performance of the Company's internal auditors and internal audit function. The Committee shall perform any other activities consistent with the Company's Certificate of Incorporation, By-Laws and governing law as the Committee or the Board of Directors deems necessary or appropriate.

Any of the Committee's responsibilities designated herein may be delegated by the Committee to its Chair or another member of the Committee, unless prohibited by law, regulation or New York Stock Exchange listing standard.

The Committee shall:

1.
be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditors shall report directly to the Committee. In this regard, the Committee shall have the sole authority to retain and terminate the independent auditors of the Company (subject, if applicable, to stockholder ratification), including the sole authority to approve all audit engagement fees and terms and all permissible non-audit services to be provided by the independent auditors. The Committee shall pre-approve the audit and non-audit services to be provided by the Company's independent auditors. The Committee may, from time to time, delegate its authority to pre-approve such services to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting;

2.
review and discuss with the independent auditors their audit procedures, including the audit plan and its scope with respect to the Company's consolidated financial statements;

3.
review and discuss with the independent auditors and with management the results of the annual audit of the Company's consolidated financial statements and the Company's interim financial results, in each case prior to the filing or distribution thereof, including (i) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (ii) any appropriate matters regarding accounting principles, practices and judgments and the independent auditors' opinion as to the quality thereof and any items required to be communicated to the Committee by the independent auditors in accordance with standards established and amended from time to time by the American Institute of Certified Public Accountants;

4.
review and discuss with management, the independent auditors, and the internal auditors the quality and adequacy of the Company's financial reporting processes, internal controls over financial reporting and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such processes, controls and procedures, material weaknesses in such processes, controls and procedures, any corrective action taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such processes, controls and procedures;

5.
on at least an annual basis, evaluate the independent auditors' qualifications, performance and independence, and present its conclusions and recommendations with respect to the independent auditors to the Board of Directors. As part of such evaluation, the Committee shall:

•
obtain and review a report from the Company's independent auditors describing (i) the independent auditors' internal quality-control procedures, (ii) any material issues raised by (a) the most recent internal quality-control review or peer review of the auditing firm, or (b) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditors and the Company;

•
review and evaluate the lead audit partner of the independent auditors;

•
in addition to assuring the regular rotation of the lead partner(s) as required by law, consider whether the independent auditing firm should be rotated, so as to assure continuing auditor independence; and

•
obtain the opinion of management and the internal auditors of the independent auditors' performance;

6.
establish clear policies for the Company's hiring of current or former employees of the independent auditors;

7.
evaluate the performance of the Company's internal audit function, and review and discuss with the internal auditors and independent auditors the internal audit plan, budget, activities, responsibilities and staffing of the internal audit organization;

8.
review and discuss with the independent auditors any audit problems or difficulties and management's response thereto, including (i) any restrictions on the scope of the independent auditors' activities or access to required information, (ii) any significant disagreements with management, (iii) any accounting adjustments that were noted or proposed by the independent auditors but were "passed" (as immaterial or otherwise), (iv) any communications between the audit team and the independent auditors' national office respecting significant auditing or accounting issues presented by the engagement, and (v) any "management" or "internal control" letter issues, or proposed to be issued, by the independent auditors to the Company;

9.
review and discuss with management, the internal auditors and the independent auditors, in separate meetings if the Audit Committee deems them appropriate:

•
any analyses or other written communications prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•
the critical accounting policies and practices of the Company;

•
the effect of regulatory and accounting initiatives, as well as off-balance-sheet structures, on the Company; and

•
major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls over financial reporting and any special steps adopted in light of material control deficiencies;

10.
generally discuss the type and presentation of (i) information to be included in earnings press releases (in particular any use of "pro forma" or "adjusted" non-GAAP information) and (ii) any financial information and earnings guidance provided to analysts and rating agencies;

11.
review and discuss the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps that have been taken to monitor and control such exposures;

12.
at least annually, verify that the Company's internal auditors, independent auditors or other officials have thoroughly checked the accuracy and propriety of the named executive officers' expense accounts and perquisites, including their use of corporate assets;

13.
meet at least annually with the Company's Chief Compliance Officer to review the application and administration of the Code of Conduct and Code of Business Conduct and Ethics for Directors and the procedures for identifying, pursuing and investigating any alleged violation of such codes, review and make determinations on exceptions to such codes and provide counsel to the Chief Compliance Officer with respect to actual and alleged violations of such codes;

14.
establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or audit matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and shall review any significant complaints regarding accounting, internal accounting controls or audit matters received pursuant to such procedures;

15.
review and assess the adequacy of this Charter annually and submit any recommended changes to the Board of Directors for its approval;

16.
recommend to the Board of Directors whether the Company's consolidated financial statements should be accepted for inclusion in the Company's annual report on Form 10-K;

17.
prepare a report of the Committee to stockholders to be included in the Company's annual proxy statement as required by the SEC, and cause to be filed with the New York Stock Exchange any reports that may be required with respect to the Committee;

18.
review and approve all material transactions between the Company and its principal shareholder, and the other subsidiaries of its principal shareholder;

19.
at least annually, evaluate its own performance and report to the Board of Directors on such evaluation;

20.
review disclosures made by the Company's principal executive officer(s) and principal financial officer(s) regarding compliance with their certification obligations under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company's disclosure controls and procedures and internal controls for financial reporting, and evaluations thereof; and

21.
report the activities of the Committee to the Board of Directors on a regular basis and review with the Board of Directors any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the performance and independence of the Company's independent auditors, and the performance of the internal audit function.

Amended as of February 26, 2006

Exhibit C

COMPENSATION COMMITTEE CHARTER

Kraft Foods Inc.

Compensation Committee Composition and Meetings

The Compensation Committee of the Board of Directors of Kraft Foods Inc. (the "Committee") shall be composed of three or more directors who the Board of Directors determines (i) are "independent" as that term is defined by the New York Stock Exchange listing standards, (ii) are "non-employee directors" for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), and (iii) satisfy the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

The Board of Directors shall elect the members of the Committee meeting these requirements and designate its Chair at the organizational meeting of the Board of Directors following the Annual Meeting of Stockholders. If the Board of Directors does not designate a Chair of the Committee, the members may designate a Chair by majority vote of the Committee's members. The members of the Committee may be removed by the Board.

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members and the Company's Executive Vice President, Global Human Resources, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board of Directors. The Executive Vice President, Global Human Resources, shall maintain minutes of the meetings of the Committee.

In fulfilling its responsibilities, the Committee shall have full access to all books, records, facilities and personnel of the Company. The Committee shall also have the authority to conduct investigations and retain any special compensation consultants, independent counsel, and other advisers, as it determines necessary to carry out its duties, including authority, as it deems necessary, to retain and terminate any compensation consultant used to assist the Committee in the evaluation of director, chief executive officer or executive compensation, and to approve such consultant's fees and other retention terms. The Company must provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to any advisers employed by the Committee, and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Compensation Committee Responsibilities

The Committee shall (i) discharge the Board of Directors' responsibilities relating to executive compensation and produce an annual report on executive compensation to be included in the Company's proxy statement, in accordance with applicable rules and regulations, and (ii) review the succession plans for the chief executive officer and other senior executives.

Any of the Committee's responsibilities designated herein may be delegated by the Committee to its Chair or another member of the Committee, unless prohibited by law, regulation or New York Stock Exchange listing standard.

The Committee shall:

1.
review and approve goals and objectives relevant to the compensation of the chief executive officer, evaluate the performance of the chief executive officer in light of these goals and objectives, and set the compensation of the chief executive officer based on this evaluation;

2.
oversee and make recommendations to the Board with respect to incentive compensation and equity-based plans;

3.
review compensation recommendations, including severance packages and perquisites and other benefits, for executives reporting to the chief executive officer;

C-1

4.
make incentive and equity awards to executives, including the chief executive officer, under the Company's incentive compensation and equity-based plans;

5.
monitor compliance by executives with the Company's stock ownership guidelines;

6.
review and assist with the development of executive succession plan and, as appropriate, evaluate potential candidates for executive positions, including the chief executive officer;

7.
review on an annual basis the compensation of directors for service on the Board and its Committees and recommend changes in compensation to the Board;

8.
prepare an annual report on executive compensation to be included in the Company's proxy statement, in accordance with applicable rules and regulations;

9.
evaluate the Committee's performance at least annually and report to the Board on such evaluation;

10.
periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

11.
perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Amended as of February 26, 2006

C-2

Exhibit D

NOMINATING AND GOVERNANCE COMMITTEE CHARTER

Kraft Foods Inc.

Nominating and Governance Committee Composition and Meetings

The Nominating and Governance Committee of the Board of Directors of Kraft Foods Inc. (the "Committee") shall be composed of three or more directors who the Board of Directors determines are "independent" as that term is defined by the New York Stock Exchange listing standards.

The Board of Directors shall elect the members of the Committee meeting these requirements and designate its Chair at the organizational meeting of the Board of Directors following the Annual Meeting of Stockholders. If the Board of Directors does not designate a Chair of the Committee, the members may designate a Chair by majority vote of the Committee's members. The members of the Committee may be removed by the Board.

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members and the Company's Corporate Secretary, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board of Directors. The Corporate Secretary shall maintain minutes of the meetings of the Committee.

In fulfilling its responsibilities, the Committee shall have full access to all books, records, facilities and personnel of the Company. The Committee shall also have the authority to conduct investigations and retain any search firm assisting the Committee in identifying director candidates, independent counsel, and other advisers, as it determines necessary to carry out its duties, including sole authority to retain and terminate any search firm to be used to identify director candidates, and to approve such firm's fees and other retention terms. The Company must provide for appropriate funding, as determined by the Committee, for payment of (i) compensation to any advisers employed by the Committee, and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Nominating and Governance Committee Responsibilities

The Committee shall (i) identify qualified individuals to become Board members consistent with criteria approved by the Board, (ii) make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees, and (iii) advise the Board on corporate governance matters, including developing and recommending to the Board the Company's corporate governance principles.

Any of the Committee's responsibilities designated herein may be delegated by the Committee to its Chair or another member of the Committee, unless prohibited by law, regulation or New York Stock Exchange listing standard.

The Committee shall:

1.
review the qualifications of candidates for director suggested by Board members, stockholders, management and others in accordance with criteria established by the Board;

2.
consider the performance and suitability of incumbent directors in determining whether to nominate them for reelection;

3.
recommend to the Board a slate of nominees for election or reelection to the Board at each annual meeting of stockholders;

4.
recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

5.
make recommendations to the Board as to determinations of director independence;

D-1

6.
recommend to the Board a retirement age for directors;

7.
make recommendations to the Board concerning the function, composition and structure of the Board and its Committees, as well as the frequency and content of Board meetings;

8.
recommend to the Board directors to serve as members of each Committee, as well as candidates to fill vacancies created on any Committee of the Board;

9.
evaluate any Compensation Committee interlocks among Board members and executive officers;

10.
develop and recommend to the Board a set of corporate governance principles and to review and recommend changes to those principles, on an annual basis;

11.
at least annually, review the Code of Conduct and Code of Business Conduct and Ethics for Directors to evaluate their content and effectiveness and to recommend changes to or enhancement of these codes;

12.
meet at least annually with the Company's Chief Compliance Officer to review the operation of and compliance with the Code of Conduct and the Code of Business Conduct and Ethics for Directors;

13.
on an annual basis, report the results of the Committee's review of the Code of Conduct and Code of Business Conduct and Ethics for Directors to the Board along with any recommended changes to these codes;

14.
advise and make recommendations to the Board on corporate governance matters, to the extent these matters are not the responsibility of other Committees;

15.
develop and recommend to the Board an annual self-evaluation process for the Board;

16.
oversee the evaluation of the Board and management (other than the chief executive officer);

17.
review and evaluate opportunities for Board members to engage in continuing education;

18.
evaluate the Committee's performance at least annually and report to the Board on such evaluation;

19.
periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

20.
perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Amended as of February 26, 2006

D-2

Exhibit E

2006 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

Kraft Foods Inc.

Section 1. Purpose; Definitions.

The purposes of the Plan are (i) to assist the Company in promoting a greater identity of interest between the Company's Non-Employee Directors and the Company's stockholders; and (ii) to assist the Company in attracting and retaining Non-Employee Directors by affording them an opportunity to share in the future successes of the Company.

For purposes of the Plan, the following terms are defined as set forth below:

(a)
"Award" means the grant under the Plan (or, to the extent relevant, under any Prior Director Plan) of Common Stock, Restricted Stock, Stock Options, or Other Stock-Based Awards.

(b)
"Board" means the Board of Directors of the Company.

(c)
"Committee" means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

(d)
"Common Stock" or "Stock" means Class A Common Stock of the Company.

(e)
"Company" means Kraft Foods Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor thereto.

(f)
"Deferred Stock" means an unfunded obligation of the Company, represented by an entry on the books and records of the Company, to issue one share of Common Stock on the date of distribution.

(g)
"Deferred Stock Account" means the unfunded deferred compensation account established by the Company with respect to each participant who elects to participate in the Deferred Stock Program in accordance with Section 7 of the Plan.

(h)
"Deferred Stock Program" means the provisions of Section 7 of the Plan that permit participants to defer all or part of any Award of Stock pursuant to Section 5(a) of the Plan.

(i)
"Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange-Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan. In the case of Stock Options or similar Other Stock-Based Awards, Fair Market Value means, as of any given date, the Black-Scholes or similar value determined based on the assumptions used for purposes of the Company's most recent financial reporting.

(j)
"Non-Employee Director" means each member of the Board who is not a full-time employee of the Company or of any corporation or other entity in which the Company owns, directly or indirectly, stock or similar interests possessing at least 50% of the total combined voting power of all classes of stock or similar interests entitled to vote in the election of directors in such corporation or other entity.

(k)
"Other Stock-Based Award" means an Award, other than Restricted Stock, a Stock Option or Deferred Stock, that is denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock.

(l)
"Restricted Stock" means an Award of Common Stock that is subject to forfeiture in the event that the Non-Employee Director ceases to serve as a Director of the Company prior to the end of the stated restriction period.

(m)
"Plan" means this 2006 Stock Compensation Plan for Non-Employee Directors, as amended from time to time.

(n)
"Plan Year" means the period commencing at the opening of business on the day on which the Company's annual meeting of stockholders is held and ending on the day immediately preceding the day on which the Company's next annual meeting of stockholders is held.

(o)
"Prior Director Plan" shall mean the Company's 2001 Stock Compensation Plan for Non-Employee Directors, and any subplans thereof.

(p)
"Stock Option" means a right granted to a Non-Employee Director to purchase a share of Stock at a price equal to the Fair Market Value on the date of grant. Any Stock Options granted pursuant to the Plan shall be nonqualified stock options.

Section 2. Administration.

The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan and appoint such delegates as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which Non-Employee Directors reside or are citizens of and to meet the objectives of the Plan.

Any determination made by the Committee in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee, and all decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Section 3. Eligibility.

Only Non-Employee Directors shall be granted Awards under the Plan.

Section 4. Common Stock Subject to the Plan.

The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 500,000. If any Stock Option or Other Stock-Based Award is forfeited or expires without the delivery of Common Stock to a participant, the shares subject to such Award shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise price of an Award shall not be made available for future distribution in connection with Awards under the Plan.

In the event of any merger, share exchange, reorganization, consolidation, recapitalization, reclassification, distribution, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after adoption of the Plan by the Board, the Committee is authorized to make such adjustments or substitutions with respect to the Plan and any Prior Director Plan and to Awards granted thereunder as it deems appropriate to reflect the occurrence of such event, including, but not limited to, adjustments (A) to the aggregate number and kind of securities reserved for issuance under the Plan, (B) to the Award amounts set forth in Section 5(a), and (C) to the number and kind of securities subject to outstanding Awards and, if applicable, to the grant or exercise price of outstanding Awards. In connection with any such event, the Committee is also authorized to provide for the payment of any outstanding Awards in cash, including, but not limited to, payment of cash in lieu of any fractional Awards.

Section 5. Awards.

(a)
Annual Awards. On the first day of the Plan Year beginning in 2006, each Non-Employee Director serving as such immediately after the annual meeting held on such day shall be awarded a grant of that number of shares of Restricted Stock having an aggregate Fair Market Value on the date of grant equal to $115,000 (with any fractional share being rounded up to the next whole share). On the first day of each succeeding Plan Year, each

  Non-Employee Director serving as such immediately after the annual meeting held on such day shall receive an Award having a Fair Market Value equal to $115,000 or such greater amount as the Committee determines in its discretion. Such Award shall be made in the form of Common Stock, Restricted Stock, Stock Options, Other Stock-Based Awards, or a combination of the foregoing as the Committee determines in its discretion.

(b)
Terms of Awards.

(i)
Awards of Common Stock or Restricted Stock pursuant to Section 5(a) are eligible for participation in the Deferred Stock Program described in Section 7.

(ii)
The term of each Stock Option or similar Other Stock-Based Award shall be ten years. Each Stock Option or similar Other Stock-Based Award shall vest in not less than six months (or such longer period set forth in the Award agreement) and shall be forfeited if the participant does not continue to be a Non-Employee Director for the duration of the vesting period. Subject to the applicable Award agreement, Stock Options or similar Other Stock-Based Awards may be exercised, in whole or in part, by giving written notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including, to the extent the Committee determines such a procedure to be acceptable, a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the Non-Employee Director valued at Fair Market Value; provided, however, that such Common Stock shall not have been acquired by the optionee within the six months following the exercise of a Stock Option or similar Other Stock-Based Award, within six months after the lapse of any restrictions on an Other Stock-Based Award or Restricted Stock, or within six months after the receipt of Common Stock from the Company, whether in settlement of any Award or otherwise.

Section 6. Award Agreements.

Each Award of Restricted Stock, a Stock Option or Other Stock-Based Award under the Plan shall be evidenced by a written agreement (which need not be signed by the Award recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each such Award.

Section 7. Payments and Payment Deferrals.

(a)
The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in stock equivalents.

(b)
Each participant may elect to participate in a Deferred Stock Program with respect to Awards of Common Stock or Restricted Stock granted under Section 5(a). Any election to have the Company establish a Deferred Stock Account shall be made in terms of integral multiples of 25% of the number of shares of Common Stock or Restricted Stock that the participant otherwise would have been granted on each date of grant and any such election (including an existing election to participate in the Deferred Stock Program under the Prior Director Plan) shall remain in effect for purposes of the Plan until the participant executes a new election not to participate in the Deferred Stock Program for any future grants of Common Stock or Restricted Stock.

(c)
The Deferred Stock Account of a participant who elects to participate in the Deferred Stock Program shall be credited with shares of Deferred Stock equal to the number of shares of Common Stock or Restricted Stock that the participant elected to receive as Deferred Stock. The Deferred Stock Account shall thereafter be credited with amounts equal to the cash dividends that would have been paid had the participant held a number of shares of Common Stock equal to the number of shares of Deferred Stock in the participant's

  Deferred Stock Account, and any such amounts shall be treated as invested in additional shares of Deferred Stock. Effective at the conclusion of the 2006 Annual Meeting of Shareholders, any amounts held in a participant's Deferred Stock Account pursuant to deferrals under the Prior Director Plan shall be treated as invested in the number of shares of Deferred Stock determined by dividing the value of the participant's Deferred Stock Account on such date by the Fair Market Value of one share of Common Stock on such date. Deferred Stock relating to a Restricted Stock Award shall be subject to the same vesting provisions applicable to the Restricted Stock.

(d)
The Deferred Stock Program shall be administered under such rules and procedures as the Committee may from time to time establish, including rules with respect to elections to defer, beneficiary designations and distributions under the Deferred Stock Program. Notwithstanding anything in this Plan to the contrary, all elections to defer, distributions, and other aspects of the Deferred Stock Program shall be made in accordance with and shall comply with section 409A of the Internal Revenue Code of 1986, as amended, and any regulations and other guidance thereunder.

Section 8. Plan Amendment and Termination.

The Board may amend or terminate the Plan at any time without stockholder approval, including, but not limited to, any amendments necessary to comply with section 409A of the Internal Revenue Code of 1986, as amended, and any regulations and other guidance thereunder; provided, however, that no amendment shall be made without stockholder approval if such approval is required under applicable law, or if such amendment would: (i) decrease the grant or exercise price of any Stock Option or a similar Other Stock-Based Award to less than the Fair Market Value on the date of grant (except as contemplated by Section 4); or (ii) increase the total number of shares of Common Stock that may be distributed under the Plan. Except as may be necessary to comply with a change in the laws, regulations or accounting principles of a foreign country applicable to participants subject to the laws of such foreign country, the Committee may not, without stockholder approval, cancel any Stock Option or similar Other Stock-Based Award and substitute therefor a new Stock Option or Other Stock-Based Award with a lower exercise price. Except as set forth in any Award agreement or as necessary to comply with applicable law or avoid adverse tax consequences to some or all Award recipients, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

Section 9. Transferability.

Unless otherwise required by law, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution.

Section 10. Unfunded Status Plan.

It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

Section 11. General Provisions.

(a)
The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

  All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission (or any successor agency), any stock exchange upon which the Common Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)
Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for Non-Employee Directors.

(c)
Nothing in the Plan or in any Award agreement shall confer upon any grantee the right to continued service as a member of the Board.

(d)
No later than the date as of which an amount first becomes includable in the gross income of the participant for income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind that are required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

(e)
The terms of this Plan shall be binding upon and shall inure to the benefit of any successor to Kraft Foods Inc. and any permitted successors or assigns of a grantee.

(f)
The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in an Award, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award.

(g)
If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

(h)
If approved by stockholders, the Plan shall be effective at the conclusion of the 2006 Annual Meeting of Shareholders. Except as otherwise provided by the Board, no Awards shall be made after the Awards made immediately following the 2011 Annual Meeting of Shareholders, provided that any Awards granted prior to that date may extend beyond it.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TUESDAY, APRIL 25, 2006 AND PROXY STATEMENT

☐	Mark this box with an X if you have made changes to your name or address details above.
Annual Meeting Proxy Card	123456	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR the election of directors, FOR the ratification of the selection of independent auditors, FOR the approval of the 2006 Stock Compensation Plan for Non-Employee Directors and AGAINST the stockholder proposal.

If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse. You need not mark any boxes.

A    Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01—Jan Bennink	☐	☐	04—Dinyar S. Devitre	☐	☐	07—Mary L. Schapiro	☐	☐
02—Louis C. Camilleri	☐	☐	05—Richard A. Lerner	☐	☐	08—Charles R. Wall	☐	☐
03—Roger K. Deromedi	☐	☐	06—John C. Pope	☐	☐	09—Deborah C. Wright	☐	☐

B    Proposals

The Board of Directors recommends a vote FOR the following proposals.					The Board of Directors recommends a vote AGAINST the following stockholder proposal.
		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the Selection of Independent Auditors	☐	☐	☐	4.	Dissociation from the 2006 and all Future So-Called "Gay Games"	☐	☐	☐
3.	Approval of the 2006 Stock Compensation Plan for Non-Employee Directors	☐	☐	☐

C    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

It is important to us that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail this proxy card or vote electronically over the Internet or by telephone.

Proxy

KRAFT FOODS INC.
2006 ANNUAL MEETING OF STOCKHOLDERS
Tuesday, April 25, 2006
9:00 A.M. ET

Robert M. Schaeberle Technology Center 188 River Road East Hanover, New Jersey 07936	DIRECTIONS The Robert M. Schaeberle Technology Center is approximately 1 mile north of Route 10 in East Hanover, New Jersey. You may request a map by calling 1-866-655-7238.

Proxy Solicited on Behalf of Board of Directors

Louis C. Camilleri and Marc S. Firestone, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all shares of Common Stock held by the undersigned in Kraft Foods Inc. (the "Company") at the annual meeting of stockholders to be held at the Robert M. Schaeberle Technology Center, on April 25, 2006, at 9:00 a.m. ET, and at all adjournments thereof.

This card also serves to instruct the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a stockholder or employee participating in any such plan. Unless your proxy for your plan shares is received by April 21, 2006, your plan shares will be voted by the trustee in the same proportion as those plan shares for which instructions have been received.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY
•	Outside the U.S. or Canada, call collect 1-781-575-2300.	•	Enter the information requested on your computer screen and follow the simple instructions.
•	Follow the simple instructions provided by the recorded message.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m. (EDT), on April 24, 2006.
THANK YOU FOR VOTING

QuickLinks

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
BOARD OF DIRECTORS
ELECTION OF DIRECTORS
NON-EMPLOYEE DIRECTOR COMPENSATION TABLE
AUDIT COMMITTEE MATTERS
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
OWNERSHIP OF EQUITY SECURITIES
EXECUTIVE COMPENSATION
2006 STOCK COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
STOCKHOLDER PROPOSAL DISSOCIATION FROM THE 2006 AND ALL FUTURE SO-CALLED "GAY GAMES"
RELATIONSHIP WITH ALTRIA GROUP
AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS
OTHER MATTERS
2007 ANNUAL MEETING
  Exhibit A

Kraft Foods Inc. Corporate Governance Guidelines
Annex A Categorical Standards of Director Independence
AUDIT COMMITTEE CHARTER
COMPENSATION COMMITTEE CHARTER
NOMINATING AND GOVERNANCE COMMITTEE CHARTER
2006 STOCK COMPENSATION PLAN FOR NON–EMPLOYEE DIRECTORS